EXHIBIT (10)(VI)

GROUND LEASE AGREEMENT

between

FRIENDLY ASSOCIATES XVIII LLLP,

A NORTH CAROLINA LIMITED LIABILITY LIMITED PARTNERSHIP,

(Landlord)

and

BANK OF OAK RIDGE

(Tenant)

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GROUND LEASE AGREEMENT

FACE PAGE

LEASE DATE:	as of the 13th day of September, 2004.

LANDLORD:	Friendly Associates XVIII LLLP, a North Carolina Limited Liability Limited Partnership

LANDLORD’S ADDRESS:	600 Green Valley Road, Suite 300 Greensboro, North Carolina 27408

TENANT:	BANK OF OAK RIDGE

TENANT’S TRADE NAME:	BANK OF OAK RIDGE

TENANT’S ADDRESS:	P.O. Box 2 Oak Ridge, NC 27410

SHOPPING CENTER:	New Garden Crossing

PREMISES:	Approximately 36,953 square feet of Ground Area in the Shopping Center as outlined in red on the attached EXHIBIT A and known as 1597 New Garden Road, Greensboro. NC 27410.

LEASE TERM:	A period of twenty (20) years, beginning on November 1, 2004 and extending to 11:59 p.m. on October 31, 2024.

OPTIONS TO RENEW:	Four (4) five (5) year Options to Renew (see $35 of the Lease Agreement for special stipulations.)

RENT COMMENCEMENT:	The earlier of (i) two hundred forty (240) days after Landlord delivers Premises to Tenant as described in Section 4 or (ii) the date Tenant opens for business.

MINIMUM RENT:	Years 1-5: Tenant shall pay to Landlord as Minimum Rental the sum of Fifty-Nine Thousand Eight Hundred Sixty-Three and 92/100—Dollars ($59,863.92) a year.

.	Years 6-10: Tenant shall pay to Landlord as Minimum Rental the sum of Sixty-Five Thousand Seven Hundred Seventy-Six and 32/100—Dollars ($65,776.32) a year

Years 11-15: Tenant shall pay to Landlord as Minimum Rental the sum of Seventy-Two Thousand Four Hundred Twenty-Seven and 92/100—Dollars ($72,427.921 a year.

Years 16-20: Tenant shall pay to Landlord as Minimum Rental the sum of Seventy-Nine Thousand Eight Hundred Eighteen and 48/100—Dollars ($79,818.48) a year.

Years 1-5 (OPTION PERIOD 1): Tenant shall pay to Landlord as Minimum Rental the sum of Eighty-Seven Thousand Five Hundred Seventy-Eight and 64/100—Dollars ($87,578.64) a year.

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Years 6-10 (OPTION PERIOD 2): Tenant shall pay to Landlord as Minimum Rental the sum of Ninety-Six Thousand Four Hundred Forty-Seven and 36/100—Dollars ($96,447,36) a year.

Years 11-15 (OPTION PERIOD 3): Tenant shall pay to Landlord as Minimum Rental the sum of One Hundred Six Thousand Fifty-Five and 16/100—Dollars ($106.055.16) a year.

Years 16-20 (OPTION PERIOD 4): Tenant shall pay to Landlord as Minimum Rental the sum of One Hundred Sixteen Thousand Seven Hundred Seventy- One and 52/100—Dollars ($116,771.52) a year.

MONTHLY INSTALLMENTS OF MINIMUM RENT:	Years 1-5: Tenant shall pay to Landlord as Minimum Rental the sum of Four Thousand Nine Hundred Eighty-Eight and 66/100—Dollars ($4,988.66) each month, payable in advance on or before the first day of each month.

Years 6-10: Tenant shall pay to Landlord as Minimum Rental the sum of Five Thousand Four Hundred Eighty- One and 36/100—Dollars ($5,481.36) each month, payable in advance on or before the first day of each month.

Years 11-15: Tenant shall pay to Landlord as Minimum Rental the sum of Six Thousand Thirty-Five and 66/100—Dollars ($6,035.66) each month, payable in advance on or before the first day of each month

Years 16-20: Tenant shall pay to Landlord as Minimum Rental the sum of Six Thousand Six Hundred Fifty-One and 54/100—Dollars ($6,651.54) each month, payable in advance on or before the first day of each month.

Years 1-5 (OPTION PERIOD 1): Tenant shall pay to Landlord as Minimum Rental the sum of Seven Thousand Two Hundred Ninety-Eight and 22/100– Dollars ($7,298.22) each month, payable in advance on or before the first day of each month.

Years 6-10 (OPTION PERIOD 2): Tenant shall pay to Landlord as Minimum Rental the sum of Eight Thousand Thirty-Seven and 28/100—Dollars ($8,037.28) each month, payable in advance on or before the first day of each month.

Years 11-15 (OPTION PERIOD 3): Tenant shall pay to Landlord as Minimum Rental the sum of Eight Thousand Eight Hundred Thirty-Seven and 93/100—Dollars ($8,837.93) each month, payable in advance on or before the first day of each month.

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Years 16-20 (OPTION PERIOD 4): Tenant shall pay to Landlord as Minimum Rental the sum of Nine Thousand Seven Hundred Thirty and 96/100—Dollars ($9,730.96) each month, payable in advance on or before the first day of each month.

LATE CHARGE:	One Hundred Fifty and NO/100—Dollars ($150.00)

PERMITTED USE:	Solely for the operation of a branch bank or financial institution which shall receive deposits both in the form of savings accounts and checking accounts and lend money as well as perform such other functions as Tenant may desire of the functions that Tenant is now or hereafter may be legally qualified and permitted to perform as or from a branch bank premises or any other types of normal banking transactions.

ESTIMATED PAYMENTS DURING FIRST YEAR:

(a) For Trash Removal:	Trash removal shall be at Tenant’s sole expense.

(b) For Maintaining Common Facilities:	As its contribution to the maintenance, repair and replacement of a portion of the Common Areas in the Shopping Center contiguous to the Premises, a monthly fee of $92.38 on the related Common Area as depicted (crosshatched) on Exhibit A. For calculation purposes, the monthly estimation of CAM costs shall be determined by multiplying Tenant’s total square footage of ground area (36,953) square feet by $.0025.

(c) For Insurance:	Tenant shall pay insurance at Tenant’s sole expense.

(d) For Property Taxes:	Taxes are estimated for the Year 2004 to be $.05 per square foot of the Premises.

BROKER(S) INVOLVEMENT:	Paul Kirkland/Brown Investment Co

LANDLORD: FRIENDLY ASSOCIATES XVIII LLLP, A NORTH CAROLINA LIMITED LIABILITY LIMITED PARTNERSHIP

BY:	STARMOUNT COMPANY, GENERAL PARTNER

By:
President

TENANT: BANK OF OAK RIDGE

By:
President

NGOP Lease-Bank of Oak Ridge 9 13 04

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

I, Marcia J. DeNuccio, a Notary Public in and for said County and State, certify that Coolidge A. Porterfield, Jr. personally came before me this day and acknowledged that he is President of Starmount Company, a North Carolina corporation, which is the general partner of FRIENDLY ASSOCIATES XVIII LLLP, a North Carolina limited liability limited partnership, and that he, as President, being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 8th day of Nov., 2004.

My commission expires: 4.8.06

Notary Public

*******************************

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

I, Lori Burger, a Notary Public in and for said County and State, certify that Ronald O. Black personally came before me this day and acknowledged that he is              President of BANK OF OAK RIDGE, a                                  corporation, and that he, as              President, being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 3rd day of November, 2004.

My commission expires: 8-29-06

Notary Public

THIS GROUND LEASE AGREEMENT, Made and entered into as of the LEASE DATE (as defined on the FACE PAGE) by and between Landlord (as defined on FACE PAGE), and TENANT (as defined on FACE PAGE).

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby takes and hires from Landlord, subject and subordinate to all ~~liens, encumbrances,~~ easements, restrictions, covenants, underlying leases, zoning, ordinances and any and all other governmental and quasi-governmental laws, rules, regulations and ordinances now and hereafter affecting or governing the Shopping Center, the PREMISES (as defined on the FACE PAGE), which PREMISES are located in the SHOPPING CENTER (as defined on the FACE PAGE), and which PREMISES consists of a ~~retail store~~ bank location as depicted on the site plan of the Shopping Center which is designated EXHIBIT A, which is attached hereto and made a part hereof by reference, for the term set forth, at the rent stated, and for the purposes described herein, in consideration of which Landlord and Tenant covenant and agree as follows:

1. DEFINITIONS. As used herein, except only where the context requires a different meaning:

(a) “Premises” shall mean and refer to the leased space described above in the Shopping Center.

(b) “Building” shall mean and refer to the structure to be constructed on the Premises by Tenant.

(c) “Shopping Center” shall mean and refer to the (i) the parcel(s) of land and improvements as generally depicted on Exhibit A, and described on the FACE PAGE, whether owned in fee, ground leased by Landlord and/or made available for use by any reciprocal operating or easement agreement or other similar agreement (hereinafter referred to as an “REA Agreement”); and (ii) any other parcel(s) of land, together with the improvements thereon, and any easement or right of way at any time designed by Landlord to be part of the Shopping Center; and (iii) any plant or other facility, serving any portion of the Shopping Center, whether or not such plant or facility is located in the Shopping Center or on any other parcel(s) of land, including the facilities connecting any such plant or facility to the Shopping Center.

(d) “Lease Year”, as used herein, shall mean a period of twelve (12) consecutive calendar months ending on December 31 of each year, except as applied to the year in which the term of this Lease commences such words shall mean the period between the date of commencement of the term of this Lease and December 31 of such year, and as applied to the year in which the term of this Lease ends such words shall mean the period between January 1 of such year and the date on which the term of this Lease ends.

~~(e) “Floor Area”, as-used in this Lease, shall be-deemed to mean the number of square feet of floor space within the outermost faces of all store fronts or walls (except party walls and walls between spaces occupied by two or more separate occupants, in either of which cases the-center of the wall in question shall be used instead of the outermost face thereof) without deduction or exclusion for any space occupied by or used for columns, or other interior construction or equipment. (Landlord shall have the absolute right to control what goes on store fronts or walls).~~

2. PLANS AND SPECIFICATIONS FOR CONSTRUCTION OF BUILDING. Tenant shall cause plans and specifications to be prepared by architects selected and employed by, and at the expense of, Tenant for the construction of a Building of the Premises, said Building not to exceed the MAXIMUM SIZE ~~as set forth on the FACE PAGE~~ of 3,350 square feet. Such plans and specifications shall be for a Building and other improvements in architecturally harmonious with the type of construction proposed by Landlord for other buildings and improvements which might be constructed in the Shopping Center. The plans also shall describe the

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landscaping, parking layout, and other improvements to be constructed on the Premises. The general construction of all exterior signs to be used by Tenant and affixed to the Building on the Premises shall also constitute a part of the plans and specifications. In addition, said plans and specifications shall describe in detail the building materials to be used and shall provide for the final grading of the Premises, for such pilings as may be necessary for the support of the Building, and for such other work as may be necessary to prepare the Premises for the construction of the Building.

When such plans and specifications have been completed, they shall be submitted by Tenant to Landlord for its approval; and, if and when so approved, said plans and specifications shall be identified by Landlord and Tenant by their writing signatures thereon. Such plans and specifications shall be submitted to Landlord within sixty (60) days from the date of this Lease Agreement. When identified, as aforesaid, said plans and specifications shall be deemed to form an integral part of this Lease Agreement to the same extent as if set out in full in the body hereof, and shall be construed to be the plans and specifications referred to wherever in this Lease Agreement reference is made to plans and specifications.

3. ~~PLANS AND SPECIFICATIONS OF~~ CONSTRUCTION OF BUILDING BY TENANT.

(A) PLANS AND SPECIFICATIONS. Tenant entirely at its own expense will cause the Building and other improvements called for by the plans and specifications to be constructed on the Premises in accordance with said plans and specifications and completed on or before the COMPLETION DATE set out on the FACE PAGE. In connection with the approved and identified plans and specifications, no deviation therefrom or changes therein shall be made which affect the exterior of the Building or which affect the structural portion of the Building or which deviate from the approved plans and specifications for the interior of the Building without the written consent of Landlord; but the consent of Landlord shall not be unreasonably withheld as to deviations or changes from the approved plans and specifications which do not affect the exterior or structural integrity of the Building. Upon completion of the Building, Tenant shall provide Landlord with a set of transparent “as built” drawings for the Building.

(B) INSURANCE. LIENS AND CONSTRUCTION REGULATIONS. Prior to commencing said construction, Tenant shall provide Landlord with a copy of a performance and material bond in an amount equal to not less than one hundred twenty-five percent (125%) of the costs of construction of the Building and all related improvements from the general contractor employed by it for the construction of said Building. Tenant also shall require its general contractor to obtain builders’ risk insurance and public liability insurance in amounts which shall be subject to Landlord’s prior written approval and to furnish copies of such policies both to Landlord and to Tenant. Tenant shall further require that each such policy of insurance be maintained in force by the general contractor throughout the period of construction and that each policy contains an agreement by the insurer not to reduce the limits of the policy or cancel the policy without first having given to Landlord twenty (20) days’ written notice of its intention to do so.

Should mechanics’, materialmen’s or other liens or claims thereof, be filed against the Premises or any portion of the Shopping Center by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the lien to be canceled and discharged of record by bond or otherwise within twenty (20) days after receipt of notice from Landlord. Should Tenant fail to cause such lien to be so discharged or bonded, Tenant shall be in default hereunder; and Landlord may exercise any or all remedies available to Landlord pursuant to Section 33 hereof; or in lieu thereof, Landlord may at its option discharge the same by paying on demand the amount so paid and all costs and expenses incurred by Landlord including reasonable attorney’s fees in processing such discharge.

During construction, Tenant and his contractor shall abide by rules and regulations established from time to time by Landlord regarding the construction of the Shopping Center. Those rules now in effect are set forth on the attached EXHIBIT B Tenant’s work

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shall be accomplished by a contractor hired by Tenant at Tenant’s sole expense. Prior to the final selection of a contractor, Tenant and Landlord’s representative shall meet with Tenant’s proposed contractor to insure that the scope of the work is understood and that the coordination of Landlord’s and Tenant’s work will be completed.

(C) Conditions for Commencement of Tenant’s Work. With respect to any work Tenant intends to perform on the Premises, Tenant shall not commence any such work unless and until the following conditions have been met:

(i) Tenant shall have obtained all permits and approvals from all authorities for such work and shall furnish Landlord with copies of all said permits and approvals; and

(ii) Tenant shall have furnished Landlord with a certificate of insurance for Tenant and Tenant’s contractor which shall name Landlord as an additional insured in compliance with the insurance requirements set forth in this Lease.

D. General Requirements. All work which Tenant intends to perform on the Premises shall be performed in accordance with the following:

(i) All such work shall comply with the requirements of all governing laws, codes and ordinances and any requirements of all governmental authorities having jurisdiction and any and all agencies thereof;

(ii) All such work shall be performed substantially in accordance with the approved and identified plans and specifications, a copy of which shall be maintained by Tenant at the Premises at all times until final completion of such work;

(iii) All such work shall be performed without unreasonable interference with other work being performed in and about the Shopping Center;

(iv) Tenant shall comply with Landlord’s guidelines for Tenant’s construction which are provided to Tenant by Landlord from time to time;

(v) Tenant’s entry upon the Premises prior to the commencement of the Term of this Lease shall be subject to all of the provisions of this Lease other than the payment of Rental and other charges to Landlord.

E. Special Conditions. Tenant shall require its contractor to comply with the following:

(i) Prior to the start of Tenant’s work, Tenant’s contractor shall provide Landlord with a construction schedule indicating the proposed completion ~~of~~ dates of all phases of Tenant’s work;

(ii) Tenant’s contractor shall perform its work in a manner and at times which do not unreasonably impede or delay Landlord’s contractor or other contractors in the performance of any other work in the Shopping Center. Any damage to the Shopping Center caused by the Tenant’s contractor shall be Tenant’s responsibility and shall be at Tenant’s sole cost and expense;

(iii) Tenant’s contractor shall be responsible for the repair, replacement and clean-up of all debris and any damage done by it or its agents to any portion of the Shopping Center which specifically includes accessways, parking areas, curb cuts and landscaping;

(iv) Tenant’s contractor shall contain its storage of material and its operations within the area designated on EXHIBIT A as “Tenant Staging Area” or such other space as reasonably approved by Landlord or Landlord’s contractor. All trash and surplus construction materials shall be stored only within such areas and shall be promptly removed from the Shopping Center; and

(v) Tenant and Tenant’s contractor are responsible for compliance with all applicable codes and regulations of duly constituted

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authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant’s contractor and all applicable safety regulations established for the Shopping Center, and Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any loss, cost liability or expense in any way arising out of said work.

4. PREPARATION OF PAD, CONSTRUCTION OF ENTRANCE WAYS, PARKING LOT, DRIVEWAYS AND LANDSCAPING BY LANDLORD. ~~It is understood that the Premises of Tenant is to be part of a Shopping Center to be developed at sometime in the future- by Landlord. It is also acknowledged-that certain items need to be in place prior to Tenant’s beginning construction-of the facility, namely (1) the ability to get to the-site, (2) availability of water, sewer, electricity and telephone, (3) a roughly graded-site, and (4) prior to Tenant’s opening for business, a paved, curbed and guttered entrance road shall be constructed (collectively “Landlord’s Work”).~~

~~Therefore, w~~Within one hundred twenty (120) days following the final execution of this Lease Agreement, Landlord will deliver to Tenant a rough graded pad with water, sewer, electrical and telephone lines brought to within ten (10) feet of the Premises, at a location selected by Landlord, and a gravel based entrance way and parking lot. Said area to be delineated on the attached EXHIBIT A and made a part hereof. In addition, Landlord shall extend the paved driveway along the northwest property line of the Premises to the point where it intersects with the northern property line of the Premises extended.

Within thirty (30) days following completion of Landlord’s work as outlined above, Tenant shall proceed with the construction of its improvements to the leased Premises.

5. LOCATION OF ENTRANCEWAYS. Access to and from the Premises shall be solely by the use of those entrance and exit roads and driveways shown on the attached EXHIBIT A.

The location of entrances and exits between the Premises and the driveway shall only be at such places as are approved by Landlord, and Tenant agrees to submit to Landlord for approval its plan for entrances and exits to and from the Premises and the driveway.

6. SIGNS. Tenant may place exterior signs on the Building only with the prior written consent and approval of Landlord. Tenant shall not have the right to place any free-standing signs on the Premises, the only signs being those previously approved by Landlord and affixed to the Building. Tenant shall have the right from time to time to place temporary promotional banners and signs on the Building. If at any time during the term of said Lease any changes are made to the originally approved exterior signage (other than temporary promotional banners and signs), those changes must also have the prior written consent and approval of Landlord. Landlord shall furnish to Tenant signage criteria which shall be binding on Tenant (see Exhibit D for Signage Criteria). Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s signage has been approved by Landlord as depicted in Exhibit D-l.

7. TERM. The term of this Lease shall be for a period constituting the LEASE TERM (as defined on the FACE PAGE), commencing upon the Rent Commencement Date (as defined on the Face Page). At such time, Landlord and Tenant agree to execute a supplement to this Lease setting forth the beginning date of the term as thus determined.

8. RENT. Rental and other charges hereunder shall commence to accrue on the Rent Commencement Date (as defined on the FACE PAGE). All rental payments shall be made without demand or deduction to Landlord and delivered to Landlord at Post Office Box 10349, Greensboro, North Carolina, 27404-0349, and shall be received by Landlord on or before the first (1st) day of each calendar month during the term of this Lease Agreement. Upon the prior written direction of Landlord, rent shall be sent to such other person, firm or corporation or at such other place as Landlord may from time to time direct.

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As Minimum Rental for the Premises, Tenant covenants and agrees to pay to Landlord an ANNUAL RENTAL (as set forth on the FACE PAGE), which shall be payable in MONTHLY INSTALLMENTS (as set forth on the FACE PAGE).

In the event that the Rent Commencement Date shall begin on a date other than the first day of a month, the first installment of rent shall be in an amount which is in the same proportion to the amount of said monthly installment as the number of unexpired days in said month is to the number of days in said month; and if the term ends on a day other than the last day of the month, the monthly rent due on the first day of the month in which the term ends shall likewise be reduced to cover only the days of the Lease in such month.

Should Tenant fail to pay ~~when due~~ any installment of rent or any other sum payable to Landlord under the terms of this Lease within five (5) days of the due date, then interest shall accrue from and after the date on which any such sum shall be due and payable, and such interest together with a late charge of One Hundred Fifty and NO/100—Dollars ($150.00) to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. In addition, in the event that Tenant shall fail to pay any sum due under this Lease or shall otherwise be in default hereunder, then Tenant shall be responsible for and shall pay all attorneys’ fees and other expenses incurred by Landlord in connection therewith. “Interest” as used in this Lease (i) shall be computed at a rate equal to the prime rate of Bank of America (or its successor) plus four percent (4%) or (ii) twelve percent (12%), whichever is ~~greater~~ lesser. If, however, payment of interest at such rate by Tenant (or by the tenant then in possession having succeeded to Tenant’s interest in accordance with the terms of this Lease) should be unlawful, that is, violative of usury statutes or otherwise, then “Interest” shall, as against such party, be computed at the maximum lawful rate payable by such party.

9. TAXES.

A. Against the Premises. Tenant shall pay all Real Estate Taxes (as hereinafter defined) levied or assessed with respect to the Premises, including all improvements thereon, during each calendar year in which this Lease is in effect; provided, however, for the first year in which this Lease is in effect, such taxes on the land herein leased, but not on any improvements thereon, shall be prorated between Landlord and Tenant using January 1 as a basis; and for the last year in which this Lease is in effect, such taxes, on both the land and improvements, shall be prorated between Landlord and Tenant using January 1 as a basis. As used herein, “Real Estate Taxes” shall mean all taxes, assessments (special or otherwise), water and sewer rents and other governmental levies and charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor including all taxes whatsoever and the costs to Landlord of any appeals of any taxes or assessments (except any inheritance, estate, succession, transfer or gift tax imposed on Landlord or any income tax specifically payable by Landlord as a separate tax-paying entity without regard to Landlord’s income source as arising from or out of this Lease,~~) and any of the lease taxes referred to in Section 2.1(d) above which shall be paid by Tenant in accordance-with said Section)~~ attributable in any manner to this Lease, the Premises, or the rents receivable therefrom, or any part thereof or any use thereof or any facility located therein or used in conjunction therewith ~~including land intended for future development~~, or any charge or other payment required to be paid to any governmental authority relating to the Premises, whether or not any of the foregoing shall be a so-called “real estate tax.” Tenant shall pay all of said taxes at least thirty (30) days prior to the date same becomes past due and, in any event, within time to prevent any judgment, sale or forfeiture of the Premises therefor or to prevent any penalty or cost being charged against the Premises or any part thereof or against Landlord or Tenant by reason of any default in such payments. In the event any penalties or other interest shall be levied or assessed with respect to said taxes because of Tenant’s failure to pay the same when due, Tenant shall also pay such penalty and interest. Tenant shall furnish Landlord with written receipts showing the payment of each such tax at least thirty (30) days prior to the date same becomes past due.

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The Landlord shall determine the amount of Tenant’s share of said Real Estate Taxes for each year, and such determination shall be binding upon the Tenant; and the Tenant shall pay one-twelfth (1/12th) of the amount of such annual taxes thus determined in equal monthly installments. Landlord shall notify Tenant, in writing, of Tenant’s estimated monthly payment. Tenant’s estimated monthly payment for the first Lease Year of the term of this Lease shall be as set forth on the FACE PAGE.

Tenant shall not, however, be required to pay, discharge or remove any tax, tax lien, or other imposition or charge upon or against the Premises so long as Tenant shall in good faith contest the validity or amount of such tax, lien, or charge by appropriate legal proceedings which shall operate to prevent the collection of the tax assessment, lien or charge so contested or the sale of the Premises to satisfy the same. The provisions of the foregoing to the contrary notwithstanding, Landlord may pay any such tax assessment, lien or charge in order to prevent any forfeiture of sale of said properties and Landlord shall not be required hereunder to inquire into the validity of any tax, assessment, lien or charge before paying it to prevent such forfeiture or sale. Upon payment by Landlord, under the provisions hereof, of any such tax, assessment, lien or charge, Tenant shall immediately reimburse Landlord for the amount so paid.

Landlord shall use its reasonable efforts to obtain from the taxing authorities a separate tax assessment for the Premises and the Building and other improvements thereon. If Landlord shall be unable to obtain such separate assessment, Landlord shall make an equitable determination of the amount of the tax attributable to the Premises and the Building and other improvements and shall advise Tenant as to such amount; and Tenant agrees to pay to Landlord such amount within thirty (30) days after being so advised by Landlord.

B. Against the Related Common Area. In addition to the payment of all Real Estate Taxes assessed against the Premises and all improvements thereon as hereinabove provided, Tenant shall pay each year Tenant’s share of all Real Estate Taxes levied or assessed against the related Common Area, and all improvements thereon as hereinabove provided, as defined herein in Section 13. Tenant’s share thereof shall be determined by multiplying the total amount of the Real Estate Taxes assessed against the land comprising the related Common Area, and all improvements on the related Common Area, by a fraction, the numerator of which shall be the floor area of Tenant’s Building, ~~including canopy space,~~ and the denominator of which shall be the total number of square feet of Floor Area in all buildings then leased or held for lease in the Shopping Center. Taxes for the year in which this Lease begins, and ends, shall be prorated as set forth in paragraph A above.

Landlord shall use its reasonable efforts to obtain from the taxing authorities a separate tax assessment for the related Common Area and improvements thereon. If Landlord shall be unable to obtain such separate assessments, Landlord shall make an equitable determination of the amount of the tax attributable to the related Common Area and the improvements thereon and shall advise Tenant as to such amount.

Tenant agrees to pay to Landlord its share of the real estate taxes against the related Common Area and improvements thereon within thirty (30) days after being notified by Landlord of the amount of Tenant’s share of said tax.

10. USE OF PREMISES. The Premises are to be used and occupied by Tenant solely for the PERMITTED USE (Landlord represents the Premises are zoned CU-SC by the City of Greensboro and that such classification allows the Permitted Use as defined and set forth on the FACE PAGE) and for no other purpose whatsoever. Tenant shall not use or permit, or suffer the use of, the Premises for any other business or purpose. Tenant shall conduct its business upon the Premises under the TRADE NAME (as defined on the FACE PAGE) and no other name or trade name except such as Landlord shall approve in writing, which approval shall not unreasonably be withheld, conditioned or delayed.

11. MAINTENANCE AND REPAIRS. Tenant, at its own cost and expense, shall maintain and keep in good order and repair

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and in a sightly, safe and first class condition at all times during the term of this Lease, the Building and other improvements to be constructed by it upon the Premises, ordinary wear and tear excepted. Any repairs made to the exterior of the Building or to the structural portion of the Building shall be in accordance with plans and specifications which conform generally to the former condition of the Building, both as to architecture and type of construction. Landlord shall have no responsibility of any type or kind with regard to the maintenance or repair of said Building.

The obligation to repair imposed upon Tenant by the provisions of this section shall not apply to the repair of any damages caused by a casualty covered by or within the purview of Section 22 hereof.

12. USE AND COST OF UTILITIES AND SERVICES. Tenant shall procure for its own account and shall pay the cost of all water, gas, electric power and fuel supplied to or used at the Premises, as well as the cost of any or all other utilities used in or at the Premises.

13. COMMON AREA WITHIN SHOPPING CENTER. The term “Common Area” as used in this Lease shall mean and refer to those area facilities within the Shopping Center for the nonexclusive use of Tenant in common with other authorized users, and shall include, but not be limited to, vehicular parking area, service area, driveways, areas of ingress and egress, sidewalks, and other pedestrian ways, planted areas together with plants and planting thereon, and areas containing signs, pylons or structures constructed thereon.

It is expressly understood and agreed that the term “Common Area” shall not in any manner be deemed to refer to any portion of the Premises leased to Tenant hereunder, or any of the space leased or held or to be held for lease by Landlord for the operation of businesses or for offices.

14. USE OF COMMON AREA. Subject to the provisions of this Lease, Landlord hereby grants to Tenant, its subtenants, licensees, concessionaires, suppliers, business invitees, customers, agents, representatives and employees, but only during the term of this Lease, the nonexclusive right, in common with others duly authorized by Landlord, to use the Common Area and the various portions thereof, respectively for the uses and purposes designed therefor by Landlord. It shall be the duty of Tenant to keep said Common Area free and clear of any obstructions, barricades or barriers placed or created by Tenant or resulting from Tenant’s operations or use of the Premises.

15. CONTROL OF COMMON AREA. The Common Area shall be subject to the exclusive management and control of Landlord. Landlord shall have the right from time to time to reasonably designate, relocate and limit the use of particular areas or portions of the Common Area, to remove area from the Common Area and to construct or permit the construction of additional buildings thereon, to add additional area to the Common Area, and to establish, promulgate and enforce such reasonable rules and regulations concerning the Common Area as it may deem necessary or advisable for the proper and efficient management, operation, maintenance and use thereof, and Tenant shall comply with the same. Landlord shall have the right to make changes in the Common Area or any part thereof whenever, in its opinion, it shall be desirable and for the best interest of the Shopping Center, including, without limitation, the changes in the location and relocation of driveways, entrances, exits, vehicular parking spaces, the direction and flow of traffic, the setting apart of prohibited areas, the exclusion of employee parking therefrom as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Common Area, and removing area from the Common Area.

16. MAINTENANCE AND OPERATION OF ~~COMMON AREA~~ PREMISES. Tenant shall throughout the Term of this Lease maintain ~~their Common Area~~ the Building and exterior grounds on the Premises in good order, condition and repair.

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17. PAYMENT OF RELATED COMMON AREA MAINTENANCE COST BY TENANT. Tenant shall pay to Landlord in addition to all other payments to be made by Tenant to Landlord under this Lease, Tenant’s share of the cost of maintaining and operating the related Common Area. Tenant’s share is to be determined and paid in the manner hereinafter set forth. The term “cost of maintaining and operating the related Common Area” shall mean the actual gross costs and expenses of every kind incurred by Landlord by reason of Landlord’s ownership or operation of the related Common Area, plus a charge of fifteen percent (15%) of such gross costs and expenses, which latter amount shall represent the cost of Landlord’s administering the related Common Area. Such costs and expenses shall include all sums expended by Landlord concerning the related Common Area for the maintenance and operation thereof and repairs thereto, and shall include but not be limited to, resurfacing, repainting, restriping, cleaning, sweeping, and janitorial services, the purchase, construction and maintenance of trash and refuse receptacles, replanting and relandscaping, directional signs and other markers, patrol of the related Common Area, and supervision of traffic direction when required, car stops, lighting and other utilities including storm water retention systems, ponds and facilities wherever located, depreciation allowance on improvement therein and machinery and equipment used in connection therewith, personal property taxes on the related Common Area, salaries, insurance costs, fringe benefits on employees at the level of property manager and below performing the services herein described, adequate public liability and property damage insurance thereon in an amount to be determined by Landlord, and all other things necessary in Landlord’s judgment for the operation and maintenance of the related Common Area in a state of good and sanitary order, condition and repair. The cost of the original construction, installation or decoration of the related Common Area shall not be a part of the cost of maintenance and operation of the related Common Area.

Tenant shall pay to Landlord, in advance, on the first day of each and every month during the term of this Lease, an amount which Landlord shall estimate is Tenant’s share of the “costs of maintaining and operating the related Common Area.” Landlord shall notify Tenant, in writing, of Tenant’s estimated monthly payment. In the event the term hereof shall commence on a date other than the first day of a month, Tenant also shall make a prorated payment on the commencement date of the term for such part of the first month. Tenant’s estimated monthly payment for the first Lease Year of the term of this Lease shall be as set forth on the FACE PAGE.

Within one hundred twenty (120) days after the end of any calendar year during which any portion of the term of this Lease occurs, Landlord shall deliver to Tenant a written statement showing the total cost of maintaining and operating the related Common Area for the calendar year ending and Tenant’s share of such expenses. Tenant’s share thereof shall be determined by multiplying the total amount of such costs of maintaining and operating the related Common Area by a fraction, the numerator of which shall be the floor area of Tenant’s Building, including canopy space, and the denominator of which shall be the total number of square feet of floor area in all buildings then leased or held for lease in the Shopping Center. Notwithstanding the above, in the event any tenant or occupant in the Shopping Center directly pays any portion of the cost of maintaining the related Common Facilities on its parcel or Premises (e.g. refuse removal, parking lot lighting, insurance, etc.) then the square footage of the floor area of the Premises leased to or occupied by such tenant or occupant shall be excluded in determining Tenant’s share of such costs. The square footage of the Premises leased to such tenant or occupant shall be excluded in determining Tenant’s share only with respect to the costs paid directly by such tenant. If during any calendar year for which the charges are made the number of days of the term hereof expiring is less than the number of days during which such related Common Area was maintained and operated by Landlord, Tenant’s share shall be determined by multiplying that amount which Tenant would otherwise have been liable to pay under the foregoing provisions thereof by a fraction, the numerator of which shall be the number of days of the term hereof expiring during such year, and the denominator of which shall be the number of days such related Common Area was maintained and operated by Landlord during such year. If the monthly amount paid by Tenant for such calendar year under the foregoing provisions shall exceed Tenant’s proportionate share of such annual costs, Landlord shall refund such excess to Tenant, or Landlord may, if it shall so elect, apply such excess as a credit

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against any existing or future liability of Tenant to Landlord. If the monthly amount paid by Tenant for such calendar year shall be less than Tenant’s proportionate share of such annual cost, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after the receipt of such statement from Landlord.

Landlord shall keep and maintain reasonable records of all expenses for the maintenance and operation of the Common Facilities. Tenant shall have the right, at Tenant’s sole cost and expense upon not less than fourteen (14) days prior written notice, to inspect Landlord’s books and records with respect to the maintenance and operation of the Common Facilities, by appointment at Landlord’s home office during normal business hours no more than once each year, provided Tenant delivers notice of such intent to inspect within one (1) year after the date Landlord delivers to Tenant the annual statement of expenses for such year. In the event Tenant fails to deliver written notice of intent to inspect within such one (1) year period or Tenant fails to inspect Landlord’s books and records within three (3) months after the date of such notice of intent to inspect, Tenant shall be deemed to have waived Tenant’s right to inspect as herein set forth and Landlord’s annual statement of such expenses as submitted to Tenant shall be conclusively deemed to have been consistent with the terms and provisions of this Lease.

18. ALTERATIONS AND IMPROVEMENTS. Tenant shall have the right during the term of this Lease, to make such alterations, improvements or changes in the Premises as it shall deem necessary or beneficial in the operation of Tenant’s business; provided that no alterations, improvements or changes to the exterior of the Building or to the structural portion of the Building or which are substantial alterations, improvements, or changes shall be made without the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

19. ASSIGNMENT AND SUBLETTING. (a) Tenant may not assign this Lease, or any interest therein, and may not sublet the said Premises, or any right or privilege appurtenant thereto, or suffer any other person (the agents, employees and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Landlord may withhold its consent arbitrarily for any sublease of less than the entire Premises. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord.

(b) The consent of Landlord required under Section 13.1 (a) above may not be unreasonably withheld, conditioned or delayed, provided, should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

(i) Any use which would be a violation of an exclusive use or other prohibited or restricted use pursuant to the terms of any other agreement between Landlord and any other tenant or occupant of the Shopping Center in effect as of such date; provided, however, nothing in this Section 19(b)(i) shall prevent the use of the Premises as permitted in the Face Page;

(ii) Incompatibility of the proposed use with Landlord’s desired tenant mix within the Shopping Center;

(iii) Financial inadequacy of the proposed sublessee or assignee;

(iv) Any non-retail use or a retail use which is not commonly found in similar first class shopping centers;

~~(v) Wherein the percentage rent clause herein is not suitable for the proposed new assignee or sublessee in that either-(x) their volume could reasonably be expected to be less than that of Tenant hereunder or-(y)-the -proposed-use is the type of use which generally pays percentage rent;~~

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(vi) The proposed transferee does not have at least five (5) years recent experience successfully operating the same or substantially similar type business as the proposed use; and

(vii) If Tenant is then in default of the performance or observance of any of the terms or provisions of this Lease.

(c) Notwithstanding the foregoing, the following conditions shall apply to any proposed assignment or sublease hereunder:

(i) Each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such assignment or sublease;

~~(ii) Tenant shall assign to Landlord any- and all consideration paid directly or indirectly for the assignment by Tenant to the assignee of Tenant’s leasehold interest or any and all sub rentals payable by subtenants which are in excess of the •Minimum Rent provided herein (computed on a square foot basis);~~

(iii) If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within this Paragraph;

(iv) Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorney’s fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises;

~~(V) Landlord may condition the approval of any assignment or subletting as specified herein upon an increase-in the minimum guaranteed rental-payable by Tenant or Tenant’s successor in interest (not to exceed the amount of minimum guaranteed rental Landlord is receiving for new leases of comparable space in the Shopping Center) and/or in an increase in the Security Deposit required to be deposited by Tenant or Tenant’s successor in interest;~~

(vi) No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

(vii) Notwithstanding anything to the contrary contained herein, at Landlord’s election, the following provisions shall be in effect:

(a) In the event that at any time or from time to time during the term of this Lease, Tenant desires to assign or sublet all or part of the Premises in a transaction where Landlord’s consent is required under the terms of this Section 13.1 (a), Tenant shall notify Landlord in writing (hereinafter referred to as a “First Transfer Notice”) of Tenant’s desire to so assign or sublet and shall give Landlord the right to terminate this Lease and relieve Tenant of its obligations hereunder in lieu of granting or withholding Landlord’s consent to such assignment or sublease. Such right shall be exercisable by Landlord in writing for a period commencing on the date Landlord receives the First Transfer Notice and ending on the date Tenant gives Landlord the Second Transfer Notice described in subparagraph (b) of this Section ~~13.1~~ 19(c)(vii).

(b) In the event that Tenant has given Landlord a First Transfer Notice and Landlord has failed to terminate the Lease pursuant to subparagraph (a) of this Section ~~13.1~~ 19(c)(vii), at such time as Tenant has obtained a proposal for an assignment of this Lease or sublease of the Premises in a transaction where Landlord’s consent is required under the provisions of this Article ~~XIII~~ 19, Tenant

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shall notify Landlord in writing (hereinafter referred to as a “Second Transfer Notice”) of the terms of the proposed assignment or sublease and shall give Landlord the right to terminate this Lease and relieve Tenant of its obligations hereunder in lieu of granting or withholding Landlord’s consent to such assignment or sublease. Such option shall be exercisable by Landlord in writing for a period of thirty (30) days after receipt of the Second Transfer Notice.

(c) If Landlord fails to exercise its right of termination of this Lease under subparagraph (a) hereinabove and Tenant fails to give Landlord a Second Transfer Notice within sixty (60) days after giving the First Transfer Notice, or if Landlord fails to exercise its right of termination of this Lease under subparagraph (b) hereinabove and Tenant fails to complete negotiations for a valid and bona fide assignment to or sublease with a third party within sixty (60) days after giving a Second Transfer Notice in accordance with the terms of the Second Transfer Notice, Tenant shall again comply with all the conditions of this Section ~~13.1~~ 19(c)(vii), as if the First Transfer Notice and Second Transfer Notice had been not given and received.

(d) In the event Landlord does not exercise its rights under subparagraphs (a) and of this Section ~~13.1~~ 19(c)(vii) and Tenant completes negotiations for an assignment or sublease with a third party within the sixty (60) day period referred to in subparagraph (c) of this Section ~~13.1~~ 19(c)(vii), Tenant shall deliver an executed copy of such assignment or sublease to Landlord to obtain its consent as required in Section ~~13.1~~ 19(a) above.

(e) In the event Landlord elects to so terminate this Lease pursuant to the provisions of this Section ~~13.1~~ 19(c)(vii), Landlord may, if it elects, enter into a new lease covering the Premises, or any portion thereof, with Tenant’s intended transferee on such terms as Landlord and such transferee may agree or enter into a new lease covering the Premises or any portion thereof with any person or entity and, in either such event, Tenant shall not be entitled to any portion of the profit or other consideration received by Landlord on account of such termination and reletting. If Landlord elects to terminate this Lease as above provided, Tenant shall surrender the Premises in accordance with all of the terms and provisions of this Lease to the same extent as if such date was the scheduled expiration date of the term of this Lease, within sixty (60) days following Landlord’s delivery to Tenant of its notice to terminate.

(viii) Each sublease or assignment permitted hereunder shall be subject and made upon the following terms:

(a) Any such sublease or assignment shall be subject to the terms of this Lease and the term thereof may not extend beyond the expiration of the term of this Lease;

(b) No sublessee or assignee shall have a right to further sublet or assign, except in accordance with the provisions of this Lease.

(ix) No permitted assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or sublet unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duly executed duplicate original of such assignment or sublease in form satisfactory to Landlord which provides that (i) the assignee or sublessee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, and (ii) that said assignee or sublessee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason. Said duplicate original of the instrument of assignment or sublease shall be accompanied by a certified resolution of the board of directors of Tenant and such assignee or subtenant, if either is a corporation, which resolution authorizes the signatories to such instrument of assignment or sublease to execute same in the name and on behalf of the corporation executing same.

20. FIRE INSURANCE. Tenant shall keep the Building and all improvement to be constructed upon the Premises insured to the extent of the full insurable value thereof against loss by fire, as well as the perils covered by the term “Special Form Property Insurance” (including but not being limited to damage from riot, vandalism, and civil commotion) and against loss by earthquake and sonic boom with solvent insurance companies authorized and licensed to issue such policies in the State of North Carolina; and

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Tenant shall maintain such insurance in force at all times from the time said Building is completed until this Lease is terminated. Such policies shall be taken out by Tenant and shall be issued in the name of Landlord and Tenant “as their interests may appear” and Tenant shall furnish Landlord a copy of each such policy within fifteen (15) days after its issuance. Each such policy shall contain an agreement by the insurer that it will not cancel or terminate the policy or reduce the limits or amount of the policy without first having given to Landlord twenty (20) days’ written notice of its intention to do so. Tenant shall pay the initial premium on such insurance policies upon completion of construction of the Building and shall deliver to Landlord a written receipt showing such payment within fifteen (15) days from such date, and Tenant shall thereafter pay all premiums necessary to keep such insurance in force and shall furnish Landlord a written receipt showing payment thereof within fifteen (15) days after the same shall have become due. In the event Tenant shall fail to pay the premiums upon such policy or policies of insurance or in the event Tenant shall fail to obtain such policy or policies of insurance, Landlord may pay said premiums or obtain said insurance and pay said premiums and Tenant shall immediately reimburse Landlord for the amount so paid.

21. LIABILITY INSURANCE. Tenant shall obtain, prior to entering onto the Premises, a standard “owner’s, landlord’s and tenant’s” insurance policy from a solvent insurance company authorized and licensed to issue such policies in the State of North Carolina, approved by Landlord, insuring against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Premises which coverage shall include commercial liability coverage, and if Tenant serves or sells alcoholic beverages in or from the Premises, liquor liability coverage. Such liability insurance shall be in amounts of not less than One Million and NO/100—Dollars ($1,000,000.00) combined single limit for bodily injury and property damage with a per occurrence aggregate of not less than Two Million and NO/100—Dollars ($2,000,000.00) and Two Hundred Fifty Thousand Dollars ($250,000.00) for damage to property. Tenant and Landlord shall be the named insureds (and at Landlord’s option any other persons, firms or corporations designated by Landlord shall be additional named insureds) and shall thereafter maintain such a policy of insurance in force until the termination of this Lease; and Tenant shall furnish Landlord a copy of each such policy within fifteen (15) days after its issuance. Tenant shall pay all premiums coming due on said insurance. Landlord shall be named an insured in said policy although Tenants’ interest may also be insured in such policy when permissible. Each such policy shall contain an agreement by the insurer that it will not cancel or terminate the policy or reduce the limits or amounts of the policy without first having given to Landlord twenty (20) days’ written notice of its intention to do so. Tenant shall pay the initial premium on such insurance policy prior to or upon the commencement of the term of this Lease and shall deliver to Landlord a written receipt showing payment of the premium thereon within fifteen (15) days after the commencement of the term of this Lease, and Tenant shall thereafter pay all premiums necessary to keep such insurance in force and shall furnish Landlord a written receipt showing payment thereof within fifteen (15) days after the same shall have become due.

22. DAMAGE TO OR DESTRUCTION OF BUILDING. If the Building shall be damaged or destroyed by fire, windstorm, earthquake, or by any other casualty, whether insured or not, Tenant shall forthwith and immediately, at its own expense, commence to repair and restore the Building to its former condition without delay in accordance with plans and specifications which conform substantially to the former condition of the Building, both as to architecture and as to type of construction; and Tenant shall complete the same with all due diligence. All insurance proceeds by reason of such damage or destruction shall be used by Tenant for repairing and restoring the Building to its former condition. If after the tenth (10th)  year of the term of this Lease, the cost of repairing such damage or destruction shall exceed the amount of all insurance proceeds paid or payable, by reason of such damage or destruction plus all deductible amounts provided for in the policies of insurance insuring against the event causing such damage or destruction, and if Tenant pays to Landlord an amount equal to the amount of all such insurance proceeds paid or payable to it plus all such deductible amounts and releases to Landlord all interest it may have in all such insurance proceeds paid or payable to Landlord, Tenant may, at its election, terminate this Lease by giving Landlord written notice of its election to do so within forty-five (45) days

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after the date such damage or destruction occurs, such termination to be effective as of the date of such damage or destruction in which event Tenant shall, unless otherwise instructed in writing by Landlord, leave all remaining improvements on the Premises and return the Premises to Landlord in substantially the same condition as received.

If Tenant does not have the right to terminate the Lease under the foregoing provisions, or it Tenant has such right but does not elect to do so, Tenant shall commence to repair and restore the Building within ninety (90) days after the occurrence of such damage or destruction and shall diligently prosecute such repair and restoration to completion. If Tenant either fails so to commence said repair and restoration or, having commenced it, fails to diligently prosecute the same to completion after the commencement thereof, Tenant shall become liable to and immediately pay Landlord as damages an amount equal to the cost of such repair and restoration, in case Tenant shall not begin the same, or an amount equal to the cost of completing such repair and restoration, in case Tenant shall have commenced the same but shall not have prosecuted such repair and restoration to completion after the commencement thereof. In such case, Landlord may either (1) terminate this Lease and retain all of said payments as damages, or (2) repair and restore said Building or complete the repair and restoration of said Building, as the case may be, without effecting a termination of this Lease. If any insurance proceeds have been paid to Landlord as an insured by reason of such damage or destruction, such liability of Tenant to Landlord shall be deemed to be discharged to the extent of the amount of such insurance proceeds so paid to Landlord, but only to such extent.

Tenant shall give to Landlord and to all mortgagees of record prompt written notice of any damages to or destruction of any portion of the Premises resulting from fire or other casualty.

23. EMINENT DOMAIN. In the event any part of the Premises shall be taken by any authority under the power of eminent domain, then the Term of this Lease shall cease on the part so taken on the day that possession of that part shall be required for any public purpose and Minimum Rent shall be paid to that day and from that day the monthly rental herein reserved shall be reduced in proportion to the amount of the Premises taken; provided, however, that in the event less than the whole of the Premises be so taken and by virtue of such taking the remaining portion of the Premises in Tenant’s reasonable business judgment, shall in fact no longer be useful practicably for purposes for which the same had been used by or under the authority of Tenant, then, Tenant shall have the option, upon written notice to be given within sixty (60) days after such taking to terminate this Lease. Compensation and damages awarded or proceeds of sale in lieu of condemnation for a partial or total taking of the Premises shall belong to and be the sole property of Landlord provided, however, that Tenant shall be entitled to receive from the condemning authority by separate award, all awards made for (i) the value of Tenant’s leasehold interest for the remainder of the existing Term, (ii) the value of the taking of or damage to Tenant’s improvements, including Tenant’s building, trade fixtures, improvements, equipment and personal property for the remainder of the existing Term, (iii) the value of Tenant’s loss of business and goodwill, (iv) severance damages, if any, to the remainder of Tenant’s leasehold in the event of partial condemnation, and (v) compensation for Tenant’s relocation costs, if any.

24. LOSS OF PROPERTY OR DAMAGE. Landlord shall not be liable for any loss of any property of Tenant from the Premises or for any damages to any property of Tenant, however, occurring.

25. INDEMNITY. Tenant covenants to indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and any person or persons in privity of estate with Landlord from and against any and all claims and demands of third persons (including, but not limited to, those for death, for personal injuries, or for loss of or damage to property) occurring in or arising directly or indirectly, out of or in connection with the use and occupancy of the Premises, any breach of this Lease, Tenant’s Work or alterations performed by Tenant in or to the Premises, the business conducted in the Premises, or (without limiting the foregoing) as a result of any acts, omissions, or negligence of Tenant, or any concessionaire, or their respective contractors,

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licensees, agents, servants, employees or other persons in or about the Premises, and from and against all costs, expenses and liability occurring in or in connection with any such claim or proceeding brought thereon.

26. WAIVER OF SUBROGATION. Tenant releases Landlord, to the extent of insurance coverage actually maintained or required to be maintained pursuant to this Lease Agreement on the Premises, from any liability for loss or damage even if such casualty should be brought about by the fault or negligence of Landlord, its agents, or employees; provided that this release shall be in effect only with respect to loss or damage occurring during the time that Tenant’s policies for fire and extended coverage insurance contain a clause to the effect that this release shall not affect the right of Tenant to recover under such policies. Tenant shall request each insurance company writing fire and extended coverage insurance policies covering its property on the Premises to include such a clause but only so long as it is includable without extra cost or, if extra cost is chargeable therefor, only so long as Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant shall advise Landlord of such extra cost, and Landlord at its election may pay the same, but shall have no obligation to do so.

27. CARE OF PREMISES. Tenant shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about the Premises which shall cause or be likely to cause injury or damage to any person or to the Premises or to the Building or to the sidewalks and pavements adjoining the Premises. Tenant, at all times, shall keep the Premises in a neat and orderly condition, clean and free from rubbish, dirt, snow and ice. Tenant shall keep the Premises clean and free of rodents, bugs and vermin. Tenant shall not use or permit the use of any portion of the Premises as sleeping or living quarters or as lodging rooms, or for any illegal purpose. Tenant shall not permit, allow or cause and noxious, disturbing or offensive disturbing noise, sound or vibrations to originate on and be emitted from the Premises.

28. ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the Premises, including all improvements that may be erected thereon at reasonable times when Tenant is open for business for the purpose of inspection thereof and to submit said Premises to prospective purchasers, lenders and/or tenants.

29. OWNERSHIP OF IMPROVEMENTS ON TERMINATION. Upon the expiration of the term of this Lease, as extended if extended, or upon the earlier termination of this Lease (unless hereinbefore provided otherwise as to any earlier termination), Landlord shall ~~have the right, at its election, either (1) to require Tenant, at Tenant’s expense, to remove all improvements from the Premises and to restore the Premises to their former condition, such removal and restoration to be accomplished within a reasonable time after such termination, or (2) to~~ retain the Building and all other improvements as Landlord’s own property with title and ownership thereof vesting in Landlord in fee simple free from any claims of Tenant, without the payment by Landlord to Tenant, of any consideration therefor of any type or kind.

30. COMPLIANCE WITH GOVERNMENTAL AUTHORITY. Tenant shall comply with all laws, orders, regulations, rules and requirements of every kind and nature relating to the Premises, including any and all improvements thereon, now or hereafter in effect, of federal, state, municipal or other governmental authorities having power to enact, adopt, impose or require the same, whether they be usual or unusual, ordinary or extraordinary, and whether they or any of them relate to structural changes or requirements of whatever nature or to changes or requirements incident to, or as the result of any use or occupation thereof or otherwise; and Tenant shall pay all costs and expenses incidental to such compliance. Tenant shall have the right to contest or review any order issued against the Premises by legal proceedings or in such other manner as it may deem advisable, and may have any such order, or rule, violation, requirement or notice canceled, removed or revoked without actual compliance therewith; and if any actions or proceedings are instituted, they shall be instituted and conducted promptly at the expense of Tenant and free of expense to Landlord; and if as a result of any such proceedings any order, regulation, rule, violation, requirement, or notice is modified or partially revoked or canceled, Tenant shall then be obligated to comply only with such part thereof as shall remain force and effect.

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31. DEFAULT. The happening of any one or more of the following listed events (hereafter referred to singularly as “Event of Default” and plurally as “Events of Default”) shall constitute a breach of this Lease Agreement on the part of Tenant, namely:

(a) The filing by, on behalf of or against Tenant of any petition or pleading to declare Tenant a bankrupt, voluntary or involuntary, under any bankruptcy law or act.

(b) The appointment by any court or under any law of a receiver trustee, or other custodian of the property, assets or business of Tenant.

(c) The assignment by Tenant of all or any part of its property or assets for the benefit of creditors.

(d) The levy or execution, attachment or taking of property, assets or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim.

(e) The failure of Tenant to perform fully and promptly any act required of it in the performance of this Lease or to comply otherwise with any term or provision thereof other than those requiring the payment of rent or other charges.

(f) The failure of Tenant to pay any rent or other payment or charge payable under this Lease Agreement for a period of ten (10) days after the same is due and payable.

Upon the happening of any event of default described under the provisions of paragraphs (a) through ~~(f)~~ (e), both inclusive, and the failure of Tenant to cure or remove the same within ~~ten (10)~~ thirty (30) days after written notice of such default given to Tenant by Landlord or upon the happening of any one type of event of default described in paragraphs (a) through (f), both inclusive, on three or more occasions in any period of twelve (12) consecutive months during the term (regardless of whether said events of default shall have been cured or removed) ~~or upon the happening of an event of default described in paragraph (g) above~~, Landlord, if it shall so elect, may (without prejudice to any other remedies which Landlord may have as provided by law) terminate the term hereof; and if Landlord shall exercise such right of election, the same shall be effective as of the date of the event of default upon written notice of Landlord’s election given by Landlord to Tenant at any time after the date of such event of default; or Landlord, if it shall so elect, may terminate Tenant’s right to possession or occupancy only, without terminating the term of this Lease.

Upon any termination of the term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession or occupancy of the Premises without terminating the term hereof, Tenant shall promptly surrender possession and vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease; and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and with or without process of law to repossess the Premises in such event and with or without process of law to repossess the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying the Premises and to remove therefrom any and all property using for such purpose such force as may be necessary without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law. Except as otherwise expressly provided in this Lease, Tenant hereby expressly waives the service and demand for possession of the Premises or to re-enter the Premises, including any and every form of demand and notice prescribed by any statute or other law.

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If Landlord shall elect to terminate Tenant’s right to possession only as above provided, without terminating the term hereof, Landlord, at its option, may enter into the Premises and remove Tenant’s property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the term hereof or in any way releasing Tenant in whole or in part from its obligation to pay the rent herein reserved for the full term hereof. Upon and after entry into possession without termination of the term hereof, Landlord may, but need not, relet the Premises or any part for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. If any rent collected by Landlord upon such reletting for Tenant’s account is not sufficient to pay monthly the full amount of the rent herein reserved and not theretofore paid by Tenant, together with the costs of any repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, and if the rent so collected from such reletting is more than sufficient to pay the full amount of the rent reserved hereunder, together with the aforementioned costs, such excess amount shall belong solely to the Landlord.

~~32. SECURITY DEPOSIT.~~

~~Deposit Of Funds. Tenant has deposited with Landlord the sum set forth on the FACE PAGE as a “Security Deposit,” the receipt of which is hereby acknowledged. Said deposit shall be held by Landlord without liability for interest as security for-the faithful performance-by Tenant of all the terms of this Lease by said Tenant to be observed and performed. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord; and any such act on the part of Tenant shall be without force and effect and shall not be binding upon the Landlord.~~

~~Use of Funds. If any of the rents herein reserved or any other sum-payable by Tenant to Landlord shall be overdue and unpaid or should Landlord-make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit-or so much thereof as may be necessary to compensate Landlord toward-the payment of rent or additional rent or loss or damage sustained by Landlord-due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. Should Tenant comply with-all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said deposit shall be returned in full to Tenant at the end of the term.~~

~~Bankruptey. In the event of bankruptcy or other debtor creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.~~

~~Transfer. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Promises in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transferees.~~

33. EXTENSION OF UTILITIES BY LANDLORD ACROSS PREMISES. In connection with the development, sale, lease or other use or disposition of the Shopping Center or other property of Landlord, Landlord may wish to extend water, gas, electric power, sanitary and storm sewers and telephone lines across the Premises in order that such utilities and facilities are available to serve such other property. Tenant agrees, and Landlord reserves an easement for such purpose, that Landlord may at any time or from time to time extend water, gas, electric power, sanitary and storm sewers and telephone lines over, under and across the Premises herein leased to Tenant; and Landlord further may dedicate or grant easements over, under and across the Premises for such purposes. Provided, however, such lines shall not be constructed under the Building constructed by Tenant, and provided further that if the pavement or other improvements on the Premises are damaged by such construction of Landlord, Landlord shall repair such damage and restore the Premises to its former condition.

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34. DEVELOPMENT OF SURROUNDING PROPERTY. The Premises herein leased to Tenant are part of a large acreage tract which Landlord may develop in the future as a shopping center. It is understood and agreed that Landlord may make any use which it might wish of such property, including, without limitation, the construction of a shopping center, the construction of office buildings, the construction of residential homes, or any other use it desires. Tenant acknowledges that no representations have been made by Landlord as to what use or uses will be made of such property, and that no statements by Landlord of the intended use or uses of such property have induced Tenant to enter into this Lease.

35. OPTIONS TO RENEW. Landlord hereby grants Tenant the right, privilege and option to renew this Lease for four (4) additional and successive five (5) year periods subject to the following conditions:

(a) To exercise an option, Tenant must give written notification of its intent to exercise said option to Landlord no later than one hundred eighty (180) days prior to the termination of the then current term of this Lease;

(b) Tenant may not be in default under this Lease at the time of giving of such notice and at the time of expiration of the term preceding the option period;

(c) If exercised, the renewal terms shall be upon the same terms and conditions as in this Lease with rent adjustments as set forth on the FACE PAGE; and

(d) There shall be no additional Option to Renew after the expiration of the fourth (4th) five (5) year option period.

36. LIMITED LIABILITY OF LANDLORD. It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Shopping Center for the satisfaction of Tenant’s remedies. Tenant acknowledges and agrees that no personal judgment shall lie against Landlord upon extinguishment of its rights in the Shopping Center and any judgment so rendered shall not give to any right of execution or levy against any of Landlord’s other assets. The provisions hereof shall inure to the benefit of Landlord’s successors and assigns including any mortgagee.

~~36.~~37. HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the term hereof and without the execution of a new lease, Tenant thereby shall not acquire any right, title or interest in or to the Premises; and Tenant, as a result of such holding over, shall occupy the Premises as a Tenant at will, and in either event subject to all conditions, provisions, and obligations of this Lease insofar as the same shall then be applicable to whichever of such tenancies shall result.

~~37.~~38. IDENTITY OF INTEREST. Neither the execution of this Lease, nor the performance of any act pursuant to the provisions hereof, shall be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal or agent or of partnership or joint venture and the relationship between them shall be that only of Landlord and Tenant’s.

~~38.~~39. ENJOYMENT. Landlord covenants that it has the right, full power and lawful authority to execute this Lease Agreement and that upon compliance by Tenant with the terms and provisions hereof, Tenant shall have enjoyment of the Premises during the term hereof and shall hold the same free from the adverse claims of all persons whomsoever claiming by, through or under Landlord.

~~39.~~40. NONWAIVER. Should Landlord accept or collect any monthly rental later than the date on which it is due under the terms of this Lease Agreement, such acceptance or collection shall not be a waiver of any subsequent failure on the part of Tenant to pay said monthly rental when due; or should Landlord fail to notify Tenant or any of its officers to perform any covenants and

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agreement which Tenant has herein covenanted and agreed to perform prior to the performance by Tenant, such failure to give notice shall not be waiver of the rights of Landlord to require the performance of such covenant or agreement by Tenant at any future time that Tenant shall fail to keep or perform the same.

~~40. NO BROKERS. Tenant warrants to Landlord that Tenant has not had any dealings with any Realtors, brokers or agents in connection with the negotiations of this Lease, and that there is no Realtor, broker or agent entitled to the payment of a commission by Landlord for services-rendered in connection with the procurement of this Lease; and Tenant agrees to indemnify and save harmless Landlord against all such brokerage claims which might be made against Landlord.~~

41. SALE OR ASSIGNMENT BY LANDLORD. It is agreed that Landlord may at any time assign or transfer its interest as Landlord in and to this Lease, or any part thereof, and may at any time sale or transfer its interest in the fee of the Premises, or its interest in and to the whole or any portion of the Premises.

42. EFFECT OF TRANSFER. The term “Landlord” as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Tenant’s rights under the Ground Lease; and in the event of any transfer or conveyance of Landlord’s title to such Ground Lease interest, other than by way of security only, Landlord herein named, except as hereinafter provided (and in case of any subsequent transfers or conveyances, except by way of security only), the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord, or the then grantor, at the time of such transfer or conveyance in which Tenant has an interest shall be turned over to the transferee or grantee and any amount then due and payable to Tenant by Landlord, or by the then grantor, under any provisions of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord to be kept and performed by it shall, subject as aforesaid, be binding on Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

43. ATTORNMENT. Tenant hereby agrees to attorn to any assignee, transferee or purchaser of Landlord from and after the date of notice to Tenant of such assignment, transfer of sale, in the same manner and with the same force and effect as though this Lease were made, in the first instance, by and between Tenant and such assignee, transferee or purchaser. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrance placed by Landlord against all or any portion of the Premises, Tenant shall, upon demand, attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgage or other encumbrance, and shall recognize the purchaser or judgment creditor as Landlord under the Lease.

44. SUBORDINATION. Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust, or other encumbrance, together with any conditions, renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against Landlord’s interest in this Lease and the leasehold estate thereby created, the Premises or the land, Building or improvements included therein or of which the Premises are a part, or any portion or portions thereof, and to execute and deliver (but without cost to Tenant) at any time and from time to time upon request by Landlord such documents as may be reasonably required to effectuate such subordination; and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such document within twenty (20) days after receipt of written notice so to do and the receipt by Tenant of the document to be executed by it, Tenant hereby appoints Landlord, it successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, that Tenant shall not be required to effectuate such subordination nor shall Landlord be authorized to effect such subordination on behalf of Tenant, unless

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the mortgagee or authorized trustee named in such mortgage, deed of trust, or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants, or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification except as herein otherwise provided, nor shall Tenant’s possession of the Premises be disturbed or interfered with, by any trustee’s sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

45. ACKNOWLEDGMENT OF LEASE. Tenant agrees that at any time, and from time to time, at reasonable intervals, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord or to such other party as may be designated by Landlord, a certificate stating that this Lease is in full force and effect and has not been modified, supplemented or amended in any way, except as indicated in such certificate; that all conditions and agreements under this Lease to be performed by Landlord have been satisfied or performed except as set forth in said certificate; that there are not existing defenses or offsets, except as indicated in said certificate; that Tenant has not paid any rental in advance, except as indicated in said certificate; that Tenant is not in default in the payment of rent or any of the other obligations required of Tenant under this Lease; and that Tenant has paid rentals as of the date as set forth in the certificate.

46. NOTICES. Any notice provided herein shall be deemed sufficient and to have been dully served if the same shall be in writing and mailed, postage prepaid, return receipt requested, and addressed, to Landlord or Tenant, as the case may be, at the address of the respective party as stated on the FACE PAGE.

47. MEMORANDUM OF LEASE. Landlord and Tenant agree, upon request from the other, to execute a Memorandum of this Lease containing the information required by the laws of North Carolina for recordation in the Office of the Register of Deeds of Guilford County, North Carolina. Tenant, however, shall not record this entire Lease.

48. INTERPRETATIONS.

(a)	Captions. The captions appearing at the commencement of the sections are descriptive only and for the convenience in reference to this Lease and should there by any conflict between any such heading and the section, the section and not such heading shall control and govern in the construction of this Lease.

(b)	Covenants. Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

(c)	Law. The laws of the State of North Carolina shall govern the validity, construction and effect of this Lease.

49. PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Lease should be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

50. BINDING EFFECT. The provisions of this Lease shall be binding upon Landlord, its successors and assigns, and upon Tenant, its successors and assigns, or if Tenant is an individual, upon his heirs, executors, administrators and assigns.

51. ENTIRE AGREEMENT. This Lease embodies the entire agreement between Landlord and Tenant relative to the subject matter hereof and shall not be modified, changed or altered in any respect except by a writing properly signed on behalf of Landlord and properly signed on behalf of Tenant.

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52. FINANCIAL STATEMENTS. This Lease is subject to Landlord’s approval of Tenant’s financial statement. In addition, upon Landlord’s written request therefore, but not more often than once per year, Tenant shall furnish Landlord with a financial statement certified to be true and correct by Tenant.

53. SPECIFIC PERFORMANCE. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

54. REPRESENTATIONS AND AGREEMENT OF LEASE. Tenant does not rely on the fact, nor does Landlord represent, that, any specific Tenant or number of tenants shall during the term of this Lease occupy any space in the Shopping Center. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this Lease.

55. EXECUTION OF LEASE BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the leased Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and by Tenant.

56. DISCLOSURE. Tenant acknowledges that it has conducted its own due diligence on the leased Premises and has satisfied itself as to each and every item and matter relevant to its decision to enter into this Lease and that Tenant believes the leased Premises are suitable for the use intended.

57. WITHHOLDING OF LANDLORD’S CONSENT. Notwithstanding any other provision of this Lease, where Tenant is required to obtain the consent of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in default with respect to any term, condition, covenant or provision of this Lease, then Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

58. MUTUAL NEGOTIATION. This Lease has been negotiated by Landlord and Tenant and this Lease, together with all of the terms and provision hereof, shall not be deemed to have been prepared by either Landlord or Tenant, but by both equally. Wherever in this Lease any printed portion or part thereof has been stricken, whether or not any relative provisions have been added, this Lease shall be read and construed as if the material stricken was never included herein, and no implication shall be drawn from the text of the material so stricken, which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.

59. TIME OF THE ESSENCE. Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

60. LEASEHOLD MORTGAGE. In addition to and in expansion of Tenant’s rights of mortgaging and subletting, Landlord agrees as follows:

A. Mortgage of Leasehold Interest. Tenant shall have the right without Landlord’s consent to mortgage and otherwise encumber Tenant’s leasehold interest in the Premises, and Tenant’s interest in the Building and any related improvements, or any

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part thereof, at any time during the Lease Term as security for the performance of Tenant’s obligations under an instrument encumbering the same. It is expressly understood and agreed, however, that Landlord’s fee interest in the Premises shall not in any manner be encumbered, reduced or diminished by Tenant through such pledging or encumbering of Tenant’s leasehold interest. Any such pledge or encumbrance placed pursuant to this Section 60 is herein referred to as a “Mortgage.” The term “Mortgagee” shall mean a holder of record of any Mortgage. Any Mortgage shall require the Mortgagee to give Landlord written notice of any default under the Mortgage and the right for a period of thirty (30) days to cure such default.

B. Notification to Landlord of Mortgage. Upon placing a record of Mortgage, Tenant shall notify Landlord of the terms, provisions, rights and obligations thereof and of the address of the Mortgagee to which notices shall be sent. So long as a Mortgage is in effect as to which such notice has been given, no alteration, amendment, modification or voluntary termination of this Lease shall be made without the prior written consent of such Mortgagee.

C. Notice to Mortgagee. When giving notice to Tenant with respect to any default under this Lease, Landlord shall also send a copy of such notice to each Mortgagee as to which Landlord has received notice from Tenant, and no such notice to Tenant shall be effective unless a copy of such notice is duly sent to the Mortgagee. Each Mortgagee will have sixty (60) days after the expiration of any grace period of Tenant to cure the default, or cause the same to be remedied. All such notices to Mortgagee shall be sent registered or certified mail, postage prepaid, return receipt requested, addressed to Mortgagee at the address contained in the notice sent by Tenant_at the time the Mortgage is entered into, or at such other address as Mortgagee shall subsequently designate in writing received by Landlord.

D. Right of Mortgagee to Cure Default. Upon the occurrence of any default, each Mortgagee shall have the right to make good such default in the place of Tenant, whether the same consists of failure to pay rent or failure to make any other payment or to perform any other matter or thing which Tenant is hereby required to do or perform, and Landlord shall accept such performance on the part of the Mortgagee as though the same has been done or performed by Tenant. In the case of any default by Tenant (other than in the payment of rent or other payment or money hereunder) which can be cured only by the party having title or possession of the Building and improvements or of Tenant’s interest under this Lease, Landlord will take no action to obtain possession of the Premises or exercise any other remedies for default without first giving to the Mortgagee reasonable time (not to exceed ninety (90) days) within which either (i) to obtain title or possession (including possession by a receiver) and cure such default, in the case of a default which is susceptible of being cured when the Mortgagee has obtained possession or title, or (ii) to institute foreclosure proceedings and complete such foreclosure, or otherwise acquire Tenant’s interest under this Lease, with diligence and continuity; provided, however, that the Mortgagee shall not be required to continue such possession, hold such title or continue such foreclosure proceedings if the default shall be cured; and provided, further, that nothing herein shall preclude Landlord from exercising any rights and remedies under this Lease with respect to any other default by Tenant during any period of such foreclosure, subject to the provisions hereof.

E. Mortgagee’s Right to Leasehold Interest. Any Mortgagee may become the legal owner and holder of Tenant’s interest created by this Lease by foreclosure of its Mortgagee, or as a result of the assignment of this Lease in lieu of foreclosure, or upon entering into a new lease with Landlord as hereinafter provided, whereupon such Mortgagee (or its assignee) shall immediately assume Tenant’s obligations under this Lease so long as (but not longer than) such Mortgagee is in or entitled to possession of the Premises or holds the leasehold interest hereunder.

F. New Lease with Mortgagee Upon Transfer of Tenant’s Interest. In the event of transfer of Tenant’s interest to a Mortgagee, Landlord will, upon request, enter into a new lease (“New Lease”) of the Premises with the Mortgagee or its assigns as Tenant for the remainder of the original Lease Term, effective as of the date of such transfer of Tenant’s interest in this Lease,

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for the rent, and upon the covenants, agreements, terms, conditions and limitations herein contained, provided that all defaults hereunder are cured, and provided further that entering into a New Lease will not release Tenant from any of its obligations to Landlord hereunder.

G. New Lease with Mortgagee Upon Termination of Lease. If pursuant to the provisions contained in Section 31, Landlord elects to terminate this Lease, then in such event Landlord agrees to enter into a New Lease (“New Lease”) of the Premises with the Mortgagee or its assigns as Tenant for the remainder of the original Lease Term, effective as of the date of such termination, for the rent, and upon the covenants, agreements, terms, conditions and limitations herein contained, subject to the following conditions:

(1)	The Mortgagee, or its assigns, shall make written request to Landlord for such New Lease within forty-five (45) days after the date of such termination; and such written request shall be accompanied by a payment to Landlord of all sums then due Landlord under this Lease.

(2)	The Mortgagee, or its assigns, shall, pay to Landlord, at the time of the execution and delivery of the New Lease, any and all sums then due thereunder.

(3)	The Mortgagee, or its assigns, shall, on or before the execution of the New Lease, perform all the other conditions required to be performed by Tenant to the extent that Tenant shall have failed to perform such conditions, or if such other conditions require additional time to be performed, the Mortgagee or its assigns given written assurance that same will be performed as quickly as reasonably possible.

(4)	Upon the execution and delivery of the New Lease, any subleases which may have heretofore been assigned and transferred to Landlord shall thereupon be assigned and transferred by Landlord to the new lessee, without recourse to Landlord.

(5)	Tenant shall not be released from any of its obligations to Landlord hereunder.

Termination of Mortgagee Upon Termination of Lease. Upon termination of this Lease by Landlord pursuant to the provisions of Section 31 hereof, any mortgage granted by Tenant shall also thereby be terminated unless a New Lease is entered into with the Mortgagee or its assigns as described above.

61. CONDITIONS TO TENANT’S OBLIGATIONS. Tenant’s obligations under this Lease are expressly conditioned upon the written approval of the Premises for the location of a bank by the North Carolina State Banking Commission and the Federal Deposit Insurance Corporation. Tenant shall use its reasonable best efforts to obtain such approvals. Notwithstanding the above Tenant shall receive such approval within 60 days or said lease shall become null and void.

IN WITNESS WHEREOF, Landlord ~~and Tenant have each caused these Premises to be signed in its corporate name by its President or one of its Vice Presidents, attested by its Secretary or its Assistant Secretary, and its corporate seal to be hereunto affixed, all by order of its Board of Directors duly given~~ has caused this instrument to be signed in its name by its General Partner and Tenant has caused this instrument to be signed in its name by its duly authorized officer.

[SIGNATURE PAGE FOLLOWS]

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NEW GARDEN CROSSING
GREENSBORO, N.C.
DETENTION POND
NEW GARDEN PROPERTY OWNERS ASSOCIATION
PHASE 1
PHASE 2
S/C PYLON
BRYAN BOULEVARD
LOWES FOODS
49,673 S/F
PERMISSIBLE BUILDING AREA
FUTURE PARKING AREA
PAVING EXTENSION BY LANDLORD
PERMISSABLE BUILDING AREA
ACCENTS PAINT & WALL PAPER
1,400 S/F
CINGULAR WIRELESS
THE UPS STORE
SUBWAY
V.V. NAILS
2,000 S/F
FLEX TAEKWONDO
LADIES WORKOUT EXPRESS
MARIO'S PIZZA
1,800 S/F
TOPPS THE MORN
2,050 S/F
GATE
AUTO BELL
CAR WASH
1595
BANK OF OAK RIDGE
SITE AREA = 36,953 S/F
BLDG. AREA
3,350 S/F
1597
TEMPORARY STAGING AREA FOR BANK
OUTPARCEL 4
73,323 S/F (+/-)
1.683 ACRES (+/-)
NEW GARDEN ROAD SETBACK
1599
CAM AREA
14' AVERAGE PLANTING YARD SETBACK
NEW GARDEN ROAD
EXHIBIT A
BANK OF OAK RIDGE
1597 NEW GARDEN ROAD
GREENSBORO, N.C. 27410
36,953 S/F
STARMOUNT COMPANY
P.O. BOX 10349 GREENSBORO, N.C. 27404
600 GREEN VALLEY ROAD SUITE 300
GREENSBORO, N.C. 27408
FOR LEASING INFORMATION CALL (336 299-2800)
OR FAX (336) 299-1905
DWG: NGX
DATE: 11/3/04

EXHIBIT A

LEGAL DESCRIPTION – BANK LOT

BEGINNING AT A POINT IN THE WESTERN RIGHT OF WAY OF NEW GARDEN ROAD, SAID POINT BEING LOCATED S 35 DEG. 23 MIN, 43 SEC. W 427.55 FEET FROM THE RIGHT OF WAY MONUMENT MARKING THE SOUTHWEST CORNER OF THE INTERSECTION OF BRYAN BOULEVARD AND NEW GARDEN ROAD AS RECORDED IN PLAT BOOK 129, PAGE 037 IN THE OFFICE OF THE GUILFORD COUNTY REGISTER OF DEEDS AND BEING A COMMON CORNER WITH LOT 3, THENCE WITH THE COMMON LINE OF LOT 3 N 56 DEG. 41 MIN. 41 SEC. W 233.86 FEET TO A POINT, SAID POINT BEING IN THE COMMON LINE OF LOT 1, THENCE WITH THE COMMON LINE OF LOT 1 N 33 DEG. 19 MIN. 01 SEC. E 158.56 FEET TO A POINT, THENCE S 55 DEG. 31 MIN. 44 SEC. E 239.49 FEET TO A POINT, SAID POINT BEING IN THE WESTERN RIGHT OF WAY OF NEW GARDEN ROAD, THENCE WITH THE WESTERN RIGHT OF WAY OF NEW GARDEN ROAD S 35 DEG. 23 MIN. 43 SEC. W 153.79 FEET TO THE POINT AND PLACE OF BEGINNING, BEING AND CONTAINING 0.848 ACRES MORE OR LESS.

EXHIBIT A-1

STARMOUNT COMPANY

CONSTRUCTION RULES

1.	Plans are to be submitted to Starmount Company and approved prior to starting construction. Sign design and layout are to be submitted and approved before fabrication. (Three copies of each drawing are required for both construction and signage.)

2.	All insurance papers as outlined in the attached insurance requirements are to be on file with Starmount Company prior to start of work.

3.	Contractor is responsible for obtaining all building permits, inspections, etc., as required by the various governmental agencies including the health department, if applicable. Contractor must comply with all city, state, OSHA regulations and Americans With Disabilities Act of 1992 (ADA) regulations.

4.	Contractor is to submit to Starmount Company a list of all subcontractors including fixture contractors who are to be employed on the project.

5.	The general contractor shall submit a written work schedule prior to start of work. Normal time and overtime work schedules shall be approved by the Starmount project manager.

6.	All contractors and subcontractors must notify the Starmount project manager at least 48 hours prior to start [ILLEGIBLE] work.

7.	Starmount project manager must be notified 24 hours in advance before any overtime, night, or weekend work begins.

8.	Starmount project manager must be notified 48 hours in advance before any work requiring sprinkler shutdown begins.

9.	It will be the responsibility of the general contractor or its representative to open and close the job space each working day.

10.	Construction work must be coordinated in such a manner as not to affect the operations of the other tenants. Walks, hallways, stairways, parking areas, etc., are to be kept clean and open. If necessary to install temporary barricades or block off areas for construction or material storage, permission must first be obtained from the project manager.

11.	Workers are not to park cars or trucks directly in front of any space or building. There is other available parking in the area as directed. If space is needed for deliveries, trash removal, etc., spaces directly in the re or front of the particular job can be designated with the approval of the project manager and with the use of temporary barricades.

12.	If a temporary toilet is required, the location must be approved by the Starmount project manager.

13.	Contractor shall inspect and promptly report any discrepancies in existing work to Starmount project manager. Failure of contractor to inspect and report discrepancies shall constitute an acceptance of existing work as fit and proper to begin additional work.

14.	All tenant construction shall be confined to tenant’s upfit space, including all equipment, tools, materials, debris, etc. Any requirements to access space(s) outside the tenant’s upfit space must be coordinated through the Starmount project manager.

15.	DO NOT prop doors open except when necessary to move construction materials or debris through the doorway. Doors must not be propped open with wedges at the hinges. If any damage is done to the door, it will be repaired at the contractor’s expense.

16.	Electrical power will normally be furnished from within the tenant’s space. It will be the responsibility of the tenant or the general contractor to arrange for temporary power. Connections to or use of electricity from adjacent spaces is not permitted

17.	Elevators may only be used when properly padded and at specific times designated by the project manager.

18.	The job is to be kept clean and all trash and debris to be removed daily. All existing work, including floors, ceiling, walls, walks, paving, etc., that are not to be removed in this work must be protected. Contractor to provide for containers for trash removal. Any debris left and removed by Starmount Company will be charged to contractor.

19.	The general contractor is responsible for any penetrations of any existing roof by any subcontractor. This is to ensure that the necessary supports, curbs, flashings, pitch pockets, etc., are installed properly. This work is to be done only by a licensed roofing contractor approved by Starmount Company.

20.	All existing heating and cooling systems that are to remain must be protected from construction dust, etc.

21.	A full set of permit/contract drawings approved by Starmount Company must remain on job at all times. An “as-built” reproducible drawing will be required at the completion of the work showing the job as actually built.

22.	Certificate of compliance and waiver of lien as shown in attachment will be required at completion.

EXHIBIT B

23.	Periodic inspections of the work will be made by the Starmount project manager.

24.	Contractor shall instruct all its workers and subcontractors to ground all equipment before drilling in or through the floor. If conduit, wiring, or piping is accidentally cut, notify the Starmount project manager or nearest Starmount Company maintenance employee immediately. Notification is required without fail after any injured person is provided first aid.

25.	Starmount will not be responsible for any cost other than that which has been agreed to in writing. All change orders must be approved by Starmount project manager, tenant, and contractor prior to the work.

26.	Contractor to provide certificate of occupancy prior to final payment, if applicable.

27.	All pre-existing shrubbery and plants on the site are to remain Starmount Company property and will be removed by Starmount Company representatives.

28.	NO SMOKING in buildings. Place cigarette butts in trash receptacle when smoking outside.

GENERAL NOTE

Any exception to the above rules and regulations must be accompanied by expressed written permission signed by the Starmount project manager or property manager. These rules will be strictly enforced and a record of all backcharges will be immediately sent to the tenant and general contractor.

Signed in agreement this             day of                                                                  , 20

STARMOUNT COMPANY	CONTRACTOR

By:	By:

EXHIBIT B

2

INSURANCE REQUIREMENTS

LISTED UNDER THE TENANT-OWNER SPECIFICATIONS

OF THE TENANT-OWNER LEASE AGREEMENT

STARMOUNT COMPANY

GREENSBORO, NORTH CAROLINA

Insurance:

The contractors and subcontractors shall be required to provide the following types of insurance in the following minimum amounts, naming the owner and any other persons having an interest in the whole building as additionally insured as their interest may appear, issued by companies approved by the owner.

A.	Workers Compensation coverage, with limits of at least $500,000 for the employers’ liability coverage thereunder.

B.	Builder’s Risk-Completed Value Fire and Extended Coverage, covering damage to the construction and improvements to be made by the tenant, in amount at least equal to the estimated completed cost of said construction and improvements with 100 percent co-insurance protection.

C.	Public Liability and Property Damage: The contractor shall take out and maintain during the life of this contract such Public Liability and Property Damage Insurance as shall protect him, tenants, authorized visitors, and any subcontractor performing work covered by this contract, from claims for damage for personal injury, including accidental death, as well as from claims for property damages which may arise from operations under this contract, whether such operation be by the contractor or any other subcontractor, or by anyone directly or indirectly employed by either contractor or subcontractor and the amounts of such insurance shall be as follows:

Public Liability Insurance in an amount not less than $500,000 for injuries, including accidental death, to any one person and subject to the same limit for each person, in an amount not less than $1,000,000 on account of one accident; and Property Damage Insurance in an amount not less than $500,000/$1,000,000.

D.	Automobile Liability coverage, with bodily injury limits of at least $500,000 per person, $1,000,000 per accident, and $250,000 per accident for property damage.

Contractors shall furnish to the owner, certificates of evidence of insurance prior to mobilizing on site or the start of any work.

The tenant shall procure and maintain insurance as required by the Lease.

2.	Hold Harmless Clause:

The contractor hereby assumes any and all liability, including any arising out of statutory or common law, for any and all injuries to, or death of any and all persons, including the contractor and subcontractors and their employees, and liability for any and all damages to property, caused by or resulting from or arising out of any act or omission on the part of the contractors and its subcontractors or employees, in the prosecution of the work and agrees to defend, indemnify and save harmless the owner, from and against all damages, costs, liabilities, losses and/or expenses (including legal fees and expenses) which the owner may incur, suffer or pay as the result of claims or law suits due to, because of or arising out of any and all such injuries, death and/or damage. The contractor agrees to insure the foregoing assumed contractual liability in its liability policies, and the original or duplicate original of said policy that the contractor will deliver to the owner shall expressly include such contractual liability coverage.

EXHIBIT B

3

CERTIFICATE OF COMPLIANCE AND WAIVER OF LIEN

LISTED UNDER THE TENANT-OWNER SPECIFICATIONS

OF THE TENANT-OWNER LEASE AGREEMENT

STARMOUNT COMPANY

GREENSBORO, NORTH CAROLINA

Certificates of Compliance and Waiver of Lien:

Within thirty (30) days after completion of the leased premises as certified by the architect, the contractor shall furnish to the owner the following:

1.	An affidavit that the work has been completed satisfactorily and in strict accordance with the construction drawings and specifications, which affidavit may be relied upon by the owner and any misrepresentation therein shall constitute a breach of this contract.

2.	The affidavit of the contractor(s) performing the work to the effect that the work has been fully completed in accordance with the construction drawings and specifications and that all subcontractors and materials for the work have been paid in full.

3.	A Waiver of Lien (WITHOUT ANY EXCEPTIONS) with respect to the leased premises executed by all of the contractors and subcontractors. A1A Form G-706A.

4.	Provide certificates evidencing acceptance of leased premises by appropriate governmental authorities.

5.	Provide an affidavit in the form of a simple letter certifying that all North Carolina sales and use taxes have been paid in compliance with North Carolina Department of Revenue Tax Regulation 10. The letter must be signed and sealed by the contractor(s).

EXHIBIT B

4

EXHIBIT C

Declaration of Easements and Restrictions

	RECORDED KATHERINE LEE PAYNE
A Notary (illegible) Public is (are) certified to be correct. This Instrument and this certificate are duly registered at the date and time shown herein.	REGISTER OF DEEDS	06/28/1998 GUILFORD CO. [ILLEGIBLE]
	GUILFORD COUNTY, NC	I MISC DOCUMENTS 172494	16.00
	BOOK: 4737	II MISC DOC ADDH POS	126.00
	PAGE(S): 0376 TO 0389
KATHERINE LEE PAYNE, REGISTER OF DEEDS
	08/28/1998 16:22:21	I PROBATE FEE	12.00

STATE OF NORTH CAROLINA

DECLARATION OF
COUNTY OF GUILFORD	EASEMENTS AND RESTRICTIONS
(WET DETENTION POND)

THIS DECLARATION OF EASEMENTS AND RESTRICTIONS (WET DETENTION POND) (this “Declaration”) is made this 6th day of July, 1998, by STARMOUNT COMPANY, a North Carolina corporation (“Starmount”) and CROWNE GARDEN ASSOCIATES, LIMITED PARTNERSHIP, an Alabama limited partnership (“Crowne”) (Crowne and Starmount are jointly referred to herein as “Declarant”).

RECITALS

A. Starmount is the owner of a parcel of real property containing approximately twenty-one and 63/100 (21:63) acres, located in the City of Greensboro, Guilford County, North Carolina, bounded on the east by New Garden Road and on the north by Bryan Boulevard and more particularly described as Tract 1 as shown on that plat entitled “Property of Starmount Company & Crowne Garden Associates, Limited Partnership,” which is recorded in plat Book 129, Page 037, in the Guilford County Registry (the “Plat”), and Crowne is the owner of a parcel of real property located adjacent to Tract 1 containing approximately twenty-eight and 02/100 (28.02) acres, and more particularly described as Tract 2 as shown on the Plat, and Starmount Company and Crowne are the owners of that parcel of real property located adjacent to Tract 1 and Tract 2, containing approximately two and 11/100 (2.11) acres, and more particularly designated as Common Area for Wet Detention Pond (“Common Area”) on the Plat. (Tract 1 and Tract 2 and the Common Area are collectively referred to as the “Subject Property”).

B. Starmount intends to develop Tract 1 as a retail shopping center which will contain one main lot, and Crowne intends to develop Tract 2 as a multi-family apartment complex. In addition Starmount may convey or landlease up to four (4) lots which are shown on the Site Plan for Tract 1 (defined herein in Section 20 of Article I), which are included in Tract 1, (the “Outparcels”), to third parties to be developed for retail, financial institution, and related purposes. Starmount, Crowne, and/or those third parties may construct buildings and related improvements on the Subject Property, such as parking areas, roadways, entrances and medians, utility lines, and a storm water wet-detention pond, all generally in accordance with the site plans of the Subject Property (the “Site Plans”).

C. Declarant desires to establish certain restrictive covenants easements and other agreements for the mutual benefit of the Subject Property.

D. This Declaration amends, restates and supersedes that certain Declaration of Easements and Restrictions (Detention Pond) between Starmount and Crowne dated November 20, 1996, and recorded in Book 4481, Page 1812 in the Guilford County Registry.

NOW, THEREFORE, Declarant, by this Declaration, hereby declares that the Subject Property is and shall be held, transferred, sold, conveyed and occupied subject to the covenants, conditions, restrictions, easements, charges and liens set forth in this

EXHIBIT C

Declaration, all of which shall run with the Subject Property and be binding on all Persons (as defined below) owning any right, title or interest in the Subject Property, their heirs, successors and assigns, and shall inure to the benefit of each such Owner (as defined below).

ARTICLE I

DEFINITIONS

Section 1. “Access Point” as defined in Article III, Section 3 hereof.

Section 2. “Association” shall mean the New Garden Property Owners Association, Inc. which is a non-profit corporation created to own the “Common Area” and to construct, operate and maintain the wet detention pond and related facilities located or to be located thereon.

Section 3. “Association Costs” as defined in Article IV, Section 1

Section 4. “Crowne” as defined on Page

Section 5. “Common Area” shall mean that real property described as “Common Area,” being 2.11 acres, as shown on the Plat.

Section 6. “Declarant” as defined on Page 1.

Section 7. “Defaulting Owner” as defined in Article IV, Section 4.

Section 8. “Designated Maintenance Items” shall mean all those Improvements (hereinafter defined) or other items located within the Common Area which require periodic maintenance.

Section 9. “Institutional Lender” shall mean any life insurance company, bank, savings and loan association, trust, real estate investment trust, pension fund or other organization or entity which regularly makes loans secured by real estate.

Section 10. “Maintaining Owner” as defined in Article IV, Section 4.

Section 11. “Management Firm” as defined in Article IV, Section 3.

Section 12. “Occupant” shall mean and refer to any person or persons in possession of a Parcel, including Owners, lessees and sublessees from Owners, and their employees, guests, invitees and contractors.

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Section 13. “Outparcel” shall mean each of the Lots which Starmount may convey or lease as shown on the Site Plan for Tract 1.

Section 14. “Owner” shall mean any record owner of fee simple title to any Parcel (defined below), excluding the trustee or beneficiary under a deed of trust (in which event the grantor shall remain the Owner). Notwithstanding the foregoing, (a) if a Parcel is owned by more than one person or entity as tenants in common, those parties shall designate one person or entity to act as “Owner” of that Parcel for purposes of this Declaration; absent such a designation, the owner of the largest undivided interest shall be deemed the “Owner” of that Parcel; and (b) in a deed of conveyance executed in connection with a sale/leaseback transaction, the grantor/lessee may specify that it remains an “Owner” for purposes of this Declaration, and that designation shall be binding upon all other Owners so long as such grantor/lessee, or its successor or assignee, retains a leasehold interest in its Parcel.

Section 15. “Parcel” shall mean any portion of the Subject Property which constitutes a properly subdivided lot in accordance with the requirements of the Development Ordinance of the City of Greensboro, including, without limitation, Tracts 1 and 2 and all parcels into which they may be subdivided. The Common Area is not a Parcel.

Section 16. “Person” shall mean any natural person, corporation, partnership, trust or other legal or commercial entity, or any combination thereof.

Section 17. “Plat” shall mean that subdivision plat of the Subject Property recorded in Plat Book 129 at Page 037 in the Guilford County Public Registry.

Section 18. “Pro-rata Share” shall mean, for each Parcel, the fraction obtained by dividing the maximum built upon area of such Parcel by the total maximum built upon area of all Parcels. The term “built upon area” shall be defined in the manner provided in the City of Greensboro Development Ordinances as it changes from time to time.

Section 19. “Sewer Easement” as defined in Article III, Section 4.

Section 20. “Site Plan for Tract 1” (Starmount) shall mean the preliminary site plan for New Garden Marketplace prepared by Borum Wade and Associates, P.A., dated June 17, 1997.

Section 21. “Site Plan for Tract 2” (Crowne) shall mean the site layout plan prepared by DS Atlantic Corporation, dated February 1, 1997, as issued for staff review on March 7, 1997, issued for TRC review on March 24, 1997 and issued for staff review on May 2, 1997.

Section 22. “Site Plans” shall mean the Site Plan for Tract 1 and the Site Plan for Tract 2

Section 23. “Subject Property” shall mean the real property shown as Tract 1, Tract 2, and the Common Area, on the Plat and now owned by Declaring.

EXHIBIT C

Section 24. “Tract” shall mean each of Tract 1 and Tract 2 as shown on the Plat.

Section 25. “Tract 1 Driveway” as defined in Article III, Section 3.

Section 26. “Tract 2 Driveway” as defined in Article III, Section 3.

Section 27. “Wet Detention Pond” shall mean the storm water detention basin located, or to be located on the Common Area, into which storm water from the Subject Property will be piped.

ARTICLE II

PROPERTY SUBJECT TO THIS DECLARATION

Section 1. Subject Property. The Subject Property shall be held, transferred, sold, conveyed and occupied subject to the covenants, conditions, restrictions, easements, charges and liens created by this Declaration. This Declaration shall not encumber any other real property owned by Declarant outside the boundaries of the Subject Property.

Section 2. Binding Effect. The terms and conditions of this Declaration shall run with title to each Parcel, and shall be binding upon, and shall inure to the benefit of, the Owner of each Parcel and its successors and assigns.

ARTICLE III

COMMON AREAS AND EASEMENTS

Section 1. Ownership of Common Area. Declarant shall convey to the Association the Common Area on which the Wet Detention Pond will be located, and the Association shall construct, use and maintain a Wet Detention Pond on the Common Area subject to retained membership interests in the Association in favor of Starmount as the owner of Tract 1 and Crowne as the owner of Tract 2. Each additional purchaser or landlessor of a Parcel shall receive a membership interest in the Association.

Each Owner of a Parcel, by acceptance of a deed to a Parcel, agrees that its membership interest in the Association as provided above is an appurtenance to its Parcel and must be conveyed or transferred with its Parcel, and that any conveyance or transfer purporting to convey a Parcel without conveying that membership interest shall automatically be deemed to include such membership interest. The Common Area shall remain private property and shall not be considered as dedicated to the use and enjoyment of the public. Each Owner of a Parcel agrees to comply with the Bylaws of the Association.

Section 2. Easements Over Common Area. Subject to the terms of this Declaration, each Owner shall have, subject to any restriction on that easement set forth in the Association’s Bylaws,

EXHIBIT C

a perpetual non-exclusive easement over the Common Area to drain surface water from its Parcel into the Wet Detention Pond to be located on the Common Area, which shall be appurtenant to and run with title to its Parcel.

Section 3. Access Easements Between Tracts 1 and 2. The Site Plans show a 30-foot wide driveway crossing the common boundary between Tract 1 and Tract 2. That point of crossing is hereinafter referred to as the “Access Point.” On or prior to the issuance of an occupancy certificate for improvements on Tract 1 (exclusive of improvements on Outparcels) or improvements on Tract 2, the owner of that Tract shall construct a two-way paved driveway from the Access Point across its property to a curb cut into New Garden Road. The driveway on Tract 1 shall be referred to as the “Tract 1 Driveway,” and the driveway on Tract 2 shall be referred to as the “Tract 2 Driveway.” Subject only to zoning conditions or other applicable requirements of public authority (if any), the Tract 1 Driveway and the Tract 2 Driveway may be relocated from time to time, so long as the relocated driveway continues to provide pedestrian and vehicular access from the Access Point to a two-way entrance into New Garden Road. The Tract 1 Owner, its successors and assigns, tenants, and their respective employees, customers, invitees, and contractors are hereby granted a non-exclusive perpetual easement to use the Tract 2 Driveway for access between Tract 1 and New Garden Road. The Tract 2 Owner, its successors and assigns, tenants, and their respective employees, customers, invitees, and contractors are hereby granted a non-exclusive perpetual easement to use the Tract 1 Driveway for access between Tract 2 and New Garden Road

No barriers; fences or other obstruction shall be erected within the Subject Property so as to interfere with the free flow of pedestrian and vehicular traffic over the Tract 1 and Tract 2 Driveways. Notwithstanding the foregoing, the owner of Tract 1 and the owner of Tract 2 may block traffic on its parcel no more often than once in each calendar year for the time necessary to prevent the creation of prescriptive easement rights, or as may be reasonably required for the purpose of repairing or replacing its driveway at a time and in a manner that will not unreasonably interfere with access between the tracts.

Notwithstanding the foregoing, nothing in this Section 3 shall be deemed to grant the Owner of a Parcel any rights to use any parking areas located on the Subject Property outside of its Parcel for the parking of motor vehicles, or to grant the Owner of any such Parcel any rights to use parking areas on Outparcels.

Section 4. Sanitary Sewer Easement. Subject to the terms of this Declaration, the Tract 1 Owner shall have a perpetual non-exclusive easement to install, use, maintain, replace and dedicate to a public utility a sanitary sewer easement twenty (20) feet in width (the “Sewer Easement”) running from the westerly margin of Tract 1 to the westerly margin of Tract 2 in the location shown on the Plat, to serve or benefit the improvements located on its Tract, subject to the following limitations:

(a) All utility installations shall be underground,

EXHIBIT C

(b) The Tract 2 Owner shall have the right to pave and landscape the surface within its Tract over the utility lines, and to grant additional easements to third parties within the areas in which the utility lines are located, so long as such actions do not unreasonably interfere with the use and enjoyment of the easement rights created hereby;

(c) To the extent that responsibility for such maintenance is not assumed by the appropriate public utility, the maintenance of sanitary sewer lines shall be the responsibility of the Tract 1 Owner;

(d) The Tract 1 Owner going onto Tract 2 to install or maintain the sanitary sewer line shall perform such work in a manner to minimize any disruption on and shall promptly repair at its expense any damage (including damage to paved or landscaped areas) caused by such installation or maintenance; and

(e) After the sewer line is installed, the Tract 2 Owner shall have the right to relocate the sanitary sewer line located on its Tract at its expense if necessary for the development of Improvements on its Tract, so long as the approval of the appropriate municipal utility department of public utility, if applicable, is obtained and arrangements are made for continued utility service to all other Owners benefited by the utility being relocated, and provided that no such relocation shall be undertaken during the last quarter of any calendar year.

Section 5. Delegation of Use. The easements granted to every Owner in this Article III may be delegated by each Owner to its tenants, employees, contract purchasers, agents, contractors and invitees.

Section 6. Easements and Property Rights Appurtenant to Parcel. All easements and other property rights of Owners created in this Article III shall be appurtenant to each Parcel and shall run and pass with the title to such Parcel.

ARTICLE IV

COVENANT FOR MAINTENANCE ASSESSMENTS

Section 1. Agreement to Pay for Maintenance. The Declarant, for each Parcel owned by it within the Subject Property, and each Owner of any Parcel, by acceptance of a deed therefor, whether or not it shall be so expressed in such deed, are deemed to have agreed to all of the covenants contained in this Declaration and expressly to covenant and agree to pay to the Association an annual assessment, which shall be in such amounts and payable at such times as determined by the Association, which assessments shall be used as required or deemed appropriate by the Association for the repair, maintenance and replacement of the Designated Maintenance Items, including the Wet Detention Pond. Such maintenance and repairs shall include, but not be limited to, the cost

EXHIBIT C

of repairs, replacements and additions, and the cost of labor, equipment, materials and management and supervision including a reasonable management fee (not to exceed five percent (5%) of such costs and expenses) to the Management Firm. The assessment also will provide for the procurement and maintenance of insurance, the provision of adequate reserves for the replacement of major structures incorporated into the Wet Detention Pond, taxes, such other needs as may arise, and any other charges incurred by the Association as provided in the Bylaws of the Association (the “Association Costs”).

Section 2. Amount of Assessments. The Owner of each Parcel shall pay to the Association its Pro-rata Share (as hereinabove defined in Section 18 of Article I) of the total Association Costs provided in Section 1 above, payable in such amounts and at such times as determined by the Association.

Section 3. Management Firm. The Association, by majority vote, shall designate a management firm (the “Management Firm”) on or before the first day of each calendar year to perform the maintenance and repair of Designated Maintenance Items located on the Common Area. The Management Firm as so designated shall perform such maintenance and shall pay the Association Costs, and shall bill each Owner for its share of such costs, calculated as provided in Section 2 above, on a quarterly basis. Each Owner shall pay such Owner’s share of such Association Costs, and the amounts so billed shall be due and payable to such Management Firm within thirty (30) days after the bills are rendered. Declarant hereby designates Starmount as the Management Firm for calendar years 1998 and 1999. Thereafter, the Management Firm shall be selected on a competitive bid basis.

Section 4. Failure to Maintain. If any Owner (the “Defaulting Owner”) fails to maintain its Parcel and the Improvements thereon in the condition required under Article V hereof, then any Owner or group of owners (the “Maintaining Owner”) may undertake to maintain such area upon fifteen (15) days prior written notice to the Defaulting Owner, and the Defaulting Owner shall pay all costs and expenses of such maintenance to the Maintaining Owner within ten (10) days after receipt of a detailed invoice for such cost and expenses, a copy of the contract with the licensed contractor performing such work, and evidence that the contractor was the low bidder of at least two licensed contractor bidders.

Section 5. Effect of Nonpayment. Any amount due under the terms of this Declaration which is not paid within thirty (30) days after the due date shall bear interest from the due date at the rate of twelve percent (12%) per annum or the maximum interest rate permitted to be legally charged under the laws of the State of North Carolina at the time of such delinquency, whichever is less, and shall be a charge on the Parcel of the Defaulting Owner and shall be a continuing lien upon the Parcel of the Defaulting Owner. In the case of co-ownership of a Parcel, all of the co-owners shall be jointly and severally liable for the entire amount of any such lien. Any Owner, or group of Owners, their agents or representatives may bring an action at law against any other Owner obligated to pay amounts due under the terms of this Declaration or may foreclose the lien against the Parcel, and interest, late payment fees, costs and reasonable attorney’s fees of such action or foreclosure shall be added to the amount due. No Owner may waive or otherwise escape

EXHIBIT C

liability for its share of costs and expenses or other charges provided for herein by abandonment of its Parcel, or its obligations as a Member of the Association.

Further, any lien created pursuant to this Article IV may be enforced by foreclosure of a lien for services performed or materials supplied as provided in Chapter 44A of the North Carolina General Statutes, or in any other manner permitted by law, at the election of (a) Starmount or Crowne, or (b) if Starmount and Crowne fails to file a lien under the terms hereof within thirty (30) days after receipt from an Owner of notice requesting such action, the Owner giving such notice.

Section 6. Subordination of the Lien to Mortgages. The liens provided for herein shall be subordinate to the lien of any first or second lien deed of trust on a Parcel, provided the beneficiary of such deed of trust is an Institutional Lender. Sale or transfer of a Parcel or any portion of the Subject Property shall not affect any lien, but the sale or transfer of a Parcel or any portion of the Subject Property which is subject to a mortgage or deed of trust to which the lien is subordinate, pursuant to a foreclosure of such mortgage or deed of trust or any proceeding in lieu of foreclosure thereof, shall extinguish such lien as to any amount which became due prior to such sale or transfer. No such sale or transfer shall relieve such Parcel from liability for any amount thereafter becoming due or from the lien thereof, and the liens provided for in this Article IV shall continue to be subordinate to the lien of those mortgages and deeds of trust identified in the first sentence of this Section 6.

Section 7. Records and Audit. The Management Firm shall maintain detailed books and records of all costs and expenses incurred by it in the performance of its obligations under this Article IV, for a period of at least twenty-four (24) months following the end of each calendar year. Any Owner shall have the right to inspect and audit such books and records at the office of the Management Firm during business hours upon five (5) days’ advance written notice.

Section 8. Certificates. The Management Firm shall, upon written demand and payment of a reasonable charge not to exceed twenty dollars ($20.00), furnish to any Owner a certificate in writing signed by an authorized officer of the Management Firm setting forth whether the assessments against such Owner’s Parcel have been paid to date, and if not, the amount due and owing. These certificates shall be conclusive as evidence for third parties as to the status of assessments against such Parcel.

Section 9. Default by Association. Upon default by the Association in the payment to the jurisdiction entitled thereto of any assessments for public improvements or ad valorem taxes levied against the Common Area, which default shall continue for a period of six (6) months, each Owner of a Parcel shall become personally obligated to pay to the jurisdiction a portion of the taxes or assessments in an amount determined by dividing the total taxes and/or assessments due to the jurisdiction by the total number of Parcels. If the sum is not paid by the Owner within thirty (30) days, the sum shall become a continuing lien on the Parcel of the Owner, his heirs, devisees, personal representatives, and assigns. The taxing or assessing jurisdiction may either bring an action at law against the Owner personally obligated to pay the same, or may elect to foreclose the lien against the Parcel of the Owner.

EXHIBIT C

Section 10. Maintenance of Wet Detention Pond. The Association shall be responsible for maintaining the Wet Detention Pond and other portions of and improvements to the Common Area. If the Association should be dissolved or cease to exist, then in that event all Owners of record at the time of the required maintenance shall be jointly and severally liable for any and all costs attendant thereto.

ARTICLE V

MAINTENANCE STANDARDS

Section 1. Maintenance Prior to Development. Until such time as buildings or other Improvements are constructed on its Parcel, the Owner of that Parcel shall maintain that Parcel as a seeded or landscaped area, shall keep the grass mowed to a height of six (6) inches or less, shall promptly remove all trash and debris and generally shall maintain its Parcel in a safe, neat and clean condition at all times.

Section 2. Maintenance Following Development. Following construction of Improvements on its Parcel, each Owner shall maintain or cause to be maintained its Parcel in a safe, clean and attractive condition and shall maintain and repair at its expense all Improvements thereon which shall need repair in order to keep the same in good condition and repair in compliance with then current zoning laws, building codes and other governmental regulations.

If any Owner fails to maintain its Parcel or the improvement thereon as provided in this Article V, then any Owner or group of Owners, their agents or representatives, shall have the right to enforce this covenant in the manner provided in Article IV above.

ARTICLE VI

USE RESTRICTIONS

Section 1. Subject Property Restrictions. The Subject Property shall be subject to the following restrictions:

(a) No portion of the Subject Property shall be used for warehousing (other than the storage of inventory, fixtures and equipment as part of a retail business), industrial, or manufacturing purposes;

(b) No portion of the Subject Property shall be used as a flea market or other operation selling used merchandise, for the sale or display of pornographic material, for the sale or service of motor vehicles, boats, trailers or mobile homes, for the installation of automotive parts, or as a car wash (a convenience store with gas, islands is permitted);

EXHIBIT C

Section 2. Tract 1 Restrictions. Tract 1 shall be initially developed and used for commercial purposes compatible with the operation of a typical retail shopping center, and not in violation of the following restrictions:

(a) No portion of Tract 1 shall be used for a bowling alley, skating rink, bingo or electronic or other game parlor, or for radio, television or cellular telephone towers, or antennas and similar uses that generate electromagnetic fields (roof-mounted communication disks for tenants are permitted); and

(b) No portion of the Subject Property shall be used as a bar, nightclub, discotheque or dance hall; provided, however, that the foregoing restriction shall not prohibit the sale of alcohol for on-premises consumption by any restaurant located on Tract 1:

Section 3. Restrictions Applicable to Tract 2. Tract 2 shall be initially developed and used as a residential multi-family apartment complex containing at least three hundred (300) apartments.

(a) So long as a retail shopping center is operated on Tract 1, no supermarket or other retail business shall be operated on Tract 2 that would violate a use restriction granted to a supermarket, drug store, or any other tenant that occupies ten thousand (10,000) or more square feet of floor space (measured to the exterior of outside walls and to the center of joint partitions) on Tract 1.

(b) So long as a retail supermarket is operated on Tract 1, no supermarket, grocery store, delicatessen, meat, fish or vegetable market, package store or any business that deals in or sells for off-premises consumption any staple or fancy groceries, meats, fish, vegetables, fruits, bakery goods, dairy products, frozen foods, beer, or wine shall be permitted to operate on Tract 2.

(c) Notwithstanding the foregoing, the Owner of Tract 2, and its or their tenants, may operate one or more community rooms or party rooms for invitees and permittees, wherein alcoholic and nonalcoholic beverages are, and food is, consumed. In addition, vending machines for the sale of food and drinks may be placed in, on or about any improvements now or hereafter situated on Tract 2.

Section 4. Restricted Actions by Owners. No Owner shall permit anything to be done or kept on the Subject Property which would be in violation of any law or which would constitute a nuisance to any other Occupant of the Subject Property. Each Owner shall comply with all laws, regulations, ordinances (including, without limitation, applicable environmental laws, building codes and zoning ordinances) and other governmental rules and restrictions applicable to such Owner’s Parcel, and shall comply with the Rules.

EXHIBIT C

Section 5. Wetlands. The wetlands shown on the Site Plan shall be maintained as wetlands so long as that maintenance is required by law.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Enforcement. Any Owner shall have the right to enforce, by any proceeding at law or in equity, all restrictions conditions, covenants, reservations, easements, liens and charges now or hereafter imposed by the provisions of this Declaration. Failure by any Owner to enforce any covenant or restriction contained in this Declaration shall not be deemed a waiver of the right to do so thereafter.

Section 2. Exculpation. Notwithstanding any provision to the contrary contained in this Declaration, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of any Owner, its shareholders, officers, directors, members, managers, or partners, with respect to the performance or non-performance of any of its obligations under this Declaration. Each Owner shall look solely to the Parcel owned by any Defaulting Owner, and the improvements located thereon, for the satisfaction of any remedy of the non-defaulting Owner resulting from the breach of any of the obligations or covenants of this Declaration by the Defaulting Owner; provided, however, that this provision shall be not deemed to affect the right of any Owner to seek injunctive relief or to bring suit for specific performance. If any owner conveys its fee simple interest in its Parcel, that Owner shall be relieved from all obligations under this Declaration accruing after the date of the conveyance.

Section 3. Force Majeure. If any Owner is delayed in the performance of any obligation under this Declaration as a result of an act of God, labor dispute, shortage of materials or supplies or other event beyond its reasonable control (it being agreed that the financial inability of any Owner to perform any obligation shall never be deemed an event beyond its reasonable control), the time for performance of that obligation shall be extended for the reasonable period of that delay.

Section 4. Estoppel Certificates. Each Owner shall, within fifteen (15) days after the written request of any other Owner, certify by a written instrument, duly executed and acknowledged, to any purchaser or proposed purchaser, or mortgagee or proposed mortgagee, or any other party specified in the request: (i) whether this Declaration has been supplemented or amended, and if so, the nature of the supplement or amendment; (ii) whether there exists any default under this Declaration, and if so, a description of that default; (iii) whether there exists any offset, defense or counterclaim on the part of the certifying party as to the performance of its obligations under this Declaration, and if so, a description of the nature and amount of any such offset, defense or counterclaim; and (iv) such other matters as may reasonably be requested.

EXHIBIT C

Section 5. No Partnership. The provisions of this Declaration are not intended to create, and shall not be interpreted to create, a joint venture, a partnership or any similar relationship between the Owners.

Section 6. Severability. Invalidation of any covenant or restriction contained in this Declaration by judgment or court order shall not affect any other provisions of this Declaration all of which shall remain in full force and effect.

Section 7. Duration. The covenants and restrictions contained in this Declaration shall run with and bind the Subject Property for a period of fifty (50) years from the date this Declaration is recorded, after which time the term shall be automatically extended for five (5) successive periods of ten (10) years each for a total including the initial term of one hundred (100) years, unless Owners holding at least seventy-five percent (75%) of the Subject Property elect not to extend the term of this Declaration. Notwithstanding the foregoing, the perpetual casements created in Article III of this Declaration shall not be affected by the expiration or termination of this Declaration.

Section 8. Amendment. This Declaration may be amended, modified or terminated only by an instrument signed by each Owner of any Parcel in the Subject Property, and by the Declarant, so long as Declarant owns any portion of the Subject Property, and properly recorded in the Guilford County Public Registry. Notwithstanding the foregoing, any amendment to this Declaration shall not require the joinder of the Owners of any Outparcels so long as the amendment does not change the access to the Outparcels from New Garden Road. Notwithstanding the foregoing, no Amendment may be made to the Declaration relating to the maintenance and ownership of the Common Area and the Wet Detention Pond thereon without review and approval by the governmental office having jurisdiction for watershed protection.

Section 9. Governing Law. This Declaration has been entered into under, and shall be construed in accordance with, the laws of the State of North Carolina.

Section 10. Private Agreement. This Declaration shall not be construed to grant any rights to the public in general.

Section 11. Captions. The section title and headings are for convenience only and do not define, modify or limit any of the terms and provisions hereof.

Section 12. Notices. All notices, statements, demands, approvals or other communications to be given under or pursuant to this Declaration shall be in writing and shall be delivered in person, by overnight courier or by certified or registered mail, postage prepaid. If delivered by overnight courier, notice will be deemed to have been given one day after sending. If mailed, notice will be deemed to have been given three days after the date of mailing. The address of each Owner for purposes of this Section is the address for tax notices for such Owner’s Tract as of the date notice is given.

EXHIBIT C

Revised 06/01/04

SIGNAGE CRITERIA

Starmount Company Properties

8. New Garden Crossing

Signage to consist of individual internally lit letters mounted directly on the removable face of the 6” x 6” recessed power raceway provided by Landlord. No other mounting method is acceptable. Sign shall be centered between Tenant’s demising walls and centered vertically on the raceway. Maximum letter height is 30”. Advertising or information content of the sign shall be limited to letters designating the store name or trade logo as set forth in the signed lease. Face color and style of letter shall be subject to Landlord’s approval. Color of letter face is preferred to be white (plexiglass #W-7420); but, green (plexiglass #2030) or red (plexiglass #2283) will be considered. The metal side return and trim cap of the letters shall be black. Box signage is not allowed. A shop drawing of name and design is required to be submitted to Starmount Company for approval prior to fabrication. See attached photo.

Center incorporates a pylon sign that Tenant may use for its additional signage needs. Prior to fabrication of pylon panel at Tenant’s expense, Tenant must submit a sign drawing of the pylon panel to Landlord for approval. Tenant’s panel should be consistent in size and nature as other panels of small shop space currently depicted on the pylon.

General/Signcrit

EXHIBIT D

NEW GARDEN CROSSING

cingular
WIRELESS
The UPS Store
SUBWAY
MAY 3 2004

EXHIBIT D

Landlord
Tenant

151 MacArthur Lane
Burlington, NC 27217
Phone: (336) 584-1375
Fax: (336) 584-3640
www.atlanticsignmedia.com

Drawing #:
Date: 09/28/04
Job: BANK OF OAK RIDGE
Location: NEW GARDEN RD. GREENSBORO, NC
File: bankofoakridge.CDR
Drawn by: S. WALKER
Job Folder: SEPTEMBER '04
Salesperson: JR

COLOR SPECIFICATIONS:

PMS 3435	PMS 4625	WHITE
Grip Gard	Grip Gard	Grip Gard
3P Vinyl	3P Vinyl	3P Vinyl
Trans. Vinyl	Trans. Vinyl	Trans. Vinyl

8'-6"
11 1/4"
43 1/8"
19 1/8"
Bank Of
Oak Ridge

Bank Of
Oak Ridge

NIGHT VIEW

5'-3 9/32"
5 1/2
NEW GARDEN
Bank Of
Oak Ridge
NEW GARDEN

ITEM A & A.1: Front Elevation

General Specifications
ASM, Inc. to manufacture and install (1) ONE SET of 43 1/8" high x 8'-6" wide internally-illuminate "Exterior Building Letters". Cloud outline channel letter to contian LED track lighting system and p to match building front facia.

NOTE
Placement of "Exterior Building Letters" (shown in photo) is approximate.

APPRD.________
DATE________

ITEM A-EXTERIOR BUILDING ALUMINUM PLATE LETTERS

... of Atlantic Sign Media, Inc. Thank you for respecting our investment in your project.

EXHIBIT D-1

151 MacArthur Lane
Burlington, NC 27217
Phone: (336) 584-1375
Fax: (336) 584-3848
www.atlanticsignmedia.com

Drawing #:
Date: 09/28/04
Job: BANK OF OAK RIDGE
Location: NEW GARDEN RD. GREENSBORO, NC
File: bankofoakridge.CDR
Drawn by: S. WALKER
Job Folder: SEPTEMBER '04
Salesperson: JR

COLOR SPECIFICATIONS:

PMS 3435	PMS 4625	WHITE
Grip Gard	Grip Gard	Grip Gard
HP Vinyl	HP Vinyl	HP Vinyl
Trans. Vinyl	Trans. Vinyl	Trans. Vinyl

6'0"
3'5 1/2"
5' 8 1/2"
13"
1'2"
Bank Of
Oak Ridge
New Garden
Banking As It Should Be • 24 Hour Banking
11:49
6' x 13" WATCHFIRE LED MESSAGE CENTER
12"
10"

General Specifications

ASM, Inc. to manufacture and install (1) 5' 8 1/2" high x 6' 0" wide internally illuminated "Exterior Monument Sign". Sign consists of "precision cut" routed aluminum face (.125 thk.) with recessed acrylic copy.
13" x 6' x 20" deep WATCHFIRE LED Amber Message center (DOUBLE SIDED).

APRVD.________
DATE________

ITEM B.1-EXTERIOR MONUMENT SIGN

Duplication of this drawing is prohibited without prior consent of Atlantic Sign Media, Inc. Thank you for respecting our investment in your projects.

EXHIBIT D-1

101 MacArthur Lane
Burlington, NC 27217
Phone: (336) 584-1370
Fax: (336) 584-3840
www.atlanticsignmedia.com

Drawing #:
Date: 09/28/04
Job: BANK OF OAK RIDGE
Location: NEW GARDEN RD.
GREENSBORO, NC
File: bankofoakridge.CDR
Drawn by: S. WALKER
Job Folder: SEPTEMBER '04
Salesperson: JR

COLOR SPECIFICATIONS:

PMS 3435	PMS 4625	WHITE
Grip Gard	Grip Gard	Grip Gard
HP Vinyl	HP Vinyl	HP Vinyl
Trans. Vinyl	Trans. Vinyl	Trans. Vinyl

2'-0"
4"
2"
36"
18"
18"
Bank Of
Oak Ridge
ENTER
Bank Of
Oak Ridge
EXIT

ASM, Inc. to manufacture and install (2) double face 3'-0" high x 24" wide non-illuminated "Exterior Directional Sign". Sign consists of 1st surface 3M reflective graphics.

2'-0"
4"
2"
36"
18"
18"
Bank Of
Oak Ridge
PARKING
DRIVE THRU
ATM

ASM, Inc. to manufacture and install (1) single face 3'-0" high x 24" wide non-illuminated "Exterior Directional Sign". Sign consists of 1st surface 3M reflective graphics.

APPVD:
DATE:

ITEM C-EXTERIOR DIRECTIONAL SIGNS

Duplication of this drawing is prohibited without prior consent of Atlantic Sign Media, Inc. Thank you for ...

EXHIBIT D-1